UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Freshpet, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION
August [22], 2022
TO OUR FELLOW STOCKHOLDERS
Thank you for your support of Freshpet, Inc. On behalf of the entire Board of Directors of Freshpet, we invite you to attend Freshpet’s 2022 Annual Meeting of Stockholders to be held on October 3, 2022 at 8:00 a.m., Central Time. Our 2022 Annual Meeting will be conducted in-person at our newest Freshpet Kitchen located at 4800 Sterilite Drive, Ennis, TX 75119, as well as virtually via webcast at www.virtualshareholdermeeting.com/FRPT2022. Each holder of record as of the close of business August 9, 2022 may vote their shares either in-person or electronically at the annual meeting, as further described in the accompanying Notice of Annual Meeting and Proxy Statement.
We are pleased to offer our stockholders this hybrid meeting format to promote greater stockholder engagement, while providing flexibility to attend in-person or participate virtually. Importantly, our stockholders attending the annual meeting virtually will have the same rights to participate as those stockholders attending in-person. Because the health and well-being of our employees, stockholders and other meeting participants remains of utmost importance, in-person attendance will require compliance with any then-applicable COVID-19 governmental regulations and recommendations.
BOARD OVERSIGHT OF STRATEGY
The Board is dedicated to its role as your fiduciary, and our directors’ diverse skills and backgrounds reflect the expertise necessary for effective oversight and guidance of the business. Freshpet is on a mission to change the way people feed their pets forever, and our strategy to lead the transition to fresh and natural food for our pets is aligned with a fundamental shift in how society views both pets and food. The accelerating growth of the Company over the past five years validates that our Feed the Growth strategy is working and has positioned the Company to realize the benefits of its first-mover position in the market’s shift towards higher quality, fresh pet food. As a Board, we have encouraged and guided the management team to continually make the investments necessary to fully realize Freshpet’s long-term potential, including investments in talent, capacity, systems, and advertising. It is our belief that this focus on long-term growth will deliver significant profitability through increased scale and create a sustainable competitive advantage for the Company.
To fulfill that potential, the Board and management have focused on increasing manufacturing capacity to meet the significant demand we have experienced and expect to generate over the next several years. Our Annual Meeting will coincide with a major milestone on that journey: the opening of our newest, largest, most technologically advanced, most efficient, and most sustainable Freshpet Kitchen yet in Ennis, TX. In many ways, that Freshpet Kitchen embodies the values and goals that our Board seeks to instill in Freshpet:
•
Feed More Pets and Satisfy More Customers: When all phases of the Kitchen are completed and operating, we will be able to produce more than $1 billion of Freshpet in Ennis, satisfying more pets than ever and helping us achieve our 2025 Goal of more than $1.25 billion in net sales.

•
Deliver Exceptional Quality and Efficiency: Through the use of new technology, on-site chicken processing and increased use of automation, the Ennis Kitchen will deliver new standards in consistency and quality at the lowest cost of any facility we operate.

•
Enhance the Sustainability of Our Operations: In its design, construction and operation, the Ennis Kitchen will be our most sustainable yet. From low carbon footprint concrete and recycled steel to on-site solar and wastewater treatment, sustainability has been at the heart of every decision we made in building the Ennis Kitchen.

•
Create Growth Opportunities and Enhance Skill Development for our Workforce – particularly our hourly production team: More than a full year before we will begin operations in Ennis, we hired outstanding local production and sanitation talent in Ennis and then relocated them to our Kitchens in Bethlehem so that they could acquire critical skills and learn the Freshpet values before they had to start up the Ennis Kitchen. While in Bethlehem, they received in-depth training on every piece of equipment and our key processes while our HR team tended to their housing, meals, transportation, entertainment, and healthcare needs while away from their families. As a result, many of those employees will start our new Ennis Kitchen with the skills and experience that qualify them for higher wages in our compensation system, and we will be able to produce more and higher quality Freshpet sooner.

We believe that this approach is creating a solid foundation for the significant growth that lies ahead. We now have the infrastructure, talent, and processes needed to carry Freshpet towards its 2025 goals and beyond.
We also have the financial resources needed to ensure our ability to deliver the Company’s potential. Facing rampant inflation and significant construction and equipment delivery delays, the Board authorized management to raise additional capital this year so that any potential short-term business disruptions would not impact our ability to deliver our long-term goals. As a result, the Company is well-capitalized and has significant capacity coming on-line – enabling us to continue the rapid growth of the Company that our stockholders have sought – and do it from a position of strength.
STOCKHOLDER ENGAGEMENT AS DIRECT INPUT TO ENHANCE GOVERNANCE
Two years ago, the Board unveiled the “Freshpet Commitment to Good Corporate Governance: 2020 to 2025 Roadmap.” That plan was the direct result of engagement between our stockholders, management, and representatives from our Board. The plan created a step-by-step process that matched Freshpet’s business development with a series of governance enhancements that would enable us to transition from a small, young, private equity-backed company (with the governance provisions commonly found in such early-stage companies) to a $1.25 billion net sales company with a diverse stockholder base and the governance practices you would expect of a mature company. Many of our stockholders told us that they had not seen another company take such a disciplined, proactive, pragmatic, and transparent approach to its governance transformation. As a result, the plan received very strong stockholder support as evidenced by the approval of the various elements of the plan and support for our directors.
The Board has taken all the actions required to fulfill our commitments as part of that plan and this year we are asking stockholders for their agreement to implement the final piece. In June 2022, our Board amended and restated our bylaws to provide for proxy access. This year’s Proxy Statement asks stockholders to vote on the final item in our plan: establishing a stockholder right to request that the Company call a special meeting. If stockholders approve this proposal, we will have full implementation of the entire transformation plan by the time of our stockholder meeting in 2025. At that time, we also expect to have a company that is more than four times the size of the Company we had when we began the governance transformation, will be operating two large Kitchen campuses with a total of ~1,500 employees, and Freshpet could be one of the leading brands of dog food in the US. In essence, our Board will have guided Freshpet from its early stages as a tiny, insurgent brand into a category-creating market leader and the governance of the company will have transformed along with it and include the best practices you will find in other fully mature companies.
With the key elements of the Governance Plan already in place last year, our Board’s stockholder engagement over the past year was focused on our stockholders’ next greatest area of interest: compensation. Management and the Chair of the Compensation Committee had meaningful conversations with many of our longest tenured and most sophisticated stockholders about this topic – including the amount and types of executive compensation, goal setting, ESG goals as part of compensation, how we compensate our non-executive workforce, and the use of equity incentives. In total, we spoke to stockholders holding approximately 58% of our outstanding shares. Stockholders were particularly interested in our use of multi-year grants as a way of aligning management’s interests and those of stockholders. Despite the potential distortion of the annual compensation metrics that this approach creates, stockholders broadly supported the plan – with over 76% of stockholders approving of the compensation of named executive officers.
The other area of significant interest for our stockholders was how we connected executive compensation and our ESG plan. During those meetings, we solicited input on the ways in which we could accomplish that and outlined our initial thinking on the topic. Stockholders told us that they were very open to a wide range of potential goals if they were connected to the long-term sustainability of the company and consistent with the business’s greatest opportunities. We shared the concept of “employee retention” as a possible “Social” goal during these discussions. The belief we shared was that – as a company that is growing quickly and will thus need to attract, train, and retain a large number of new employees – holding management accountable for employee satisfaction (increasing retention) would become critical. This is particularly important in the tight labor market we operate in today. While a bit unconventional as a sustainability goal, stockholders told us that it made sense – particularly if it led to meaningful enhancements in how we add value to the lives of our hourly workforce. As a result, our Compensation Committee has adopted a retention goal as part of our annual bonus calculation for the top executives and set specific metrics for the team to achieve.

This thinking and goals have been the underpinning of one of the Company’s most meaningful achievements last year: the launch of our Freshpet Academy. This was a complete overhaul of how we recruit, train, develop and reward hourly labor. We fundamentally believe that a highly skilled, highly trained, and motivated workforce is essential to our success, and we are willing to invest money and effort to create a world class workforce capable of delivering our long-term goals. To accomplish that, we:
•	Raised our wages by ~20% (in addition to the annual inflation increase) to attract potential employees with greater aptitude for manufacturing work
•
Increased staffing in our training department to accelerate team members’ ability to acquire new skills and advance to higher levels (Within 18 months of starting, a Bethlehem production team member could be making ~$28/hour plus quarterly bonuses, full benefits, and stock ownership.)

•	Increased equity grants to match increases in skills
•	Enhanced benefits that are designed to enable more meaningful time with your family – including expanding parental leave to 18 weeks and increasing vacation time for all employees
•	Added tuition reimbursement to encourage additional training and education outside of work
•	Hired full-time nursing staff to attend to the many healthcare concerns of our workforce
The results of this plan have been extremely encouraging. Retention is up and turnover is down. Average tenure is also up, and that experience has enabled us to use our talent more interchangeably – creating operating flexibility we have not had in a long time. Even more importantly, productivity is also up significantly and that is helping drive down costs. We believe we are just beginning to see the wide array of benefits we will ultimately receive because of this effort, and also believe that there are more things we can do to drive team member engagement, satisfaction and skill.
The Board believes that efforts like these will not only create a strong and stable workforce and thus contribute to the success of Freshpet over the long-term, but they will also strengthen the communities in which we operate. Freshpet has become a significant and prominent employer in both Bethlehem and Ennis and our efforts are increasing the skills of the local workforce, providing significant incomes that can support families and their communities, and enhancing the quality of life for those who commit their time and efforts to our mission.
We aspire to make Freshpet into a pillar of our communities – well-respected for the products we make and the way we make them, the caliber of our people, the opportunities we provide for our team members and their families and recognized for the way we treat our people. We believe we are on the right path to accomplishing that.
OUR COMMITMENT TO SERVE OUR PETS, PEOPLE AND PLANET
Ever since the inception of our Company, we have focused on ensuring that every decision we make is good for “Pets. People. Planet.” That ethos is embedded in everything we do. We consider ourselves fortunate to have stakeholders who share those values and support our efforts to create a world where all three can thrive simultaneously. As our success grows, our impact on all our stakeholders will grow, so we need to ensure that everything we do contributes to the world in a positive way. That will take significant commitment and effort. You have our word that we will be relentless in our efforts to make Freshpet into the kind of company whose success is only exceeded by the esteem in which it is held for the way in which we achieve those results.
Thank you for your support and continued interest in Freshpet.
Sincerely,

William B. Cyr
Chief Executive Officer & Executive Director

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION
FRESHPET, INC.
400 PLAZA DRIVE, 1ST FLOOR
SECAUCUS, NJ 07094
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on
Monday, October 3, 2022
TO THE STOCKHOLDERS OF FRESHPET, INC.:
The 2022 Annual Meeting of Stockholders of Freshpet, Inc. (the “Company”) will be held in-person at the Freshpet Kitchen, 4800 Sterilite Drive, Ennis, TX 75119, and via a live video webcast in a hybrid meeting format. In the continued interest of the health and well-being of our employees, stockholders and other meeting participants, in-person attendance will require compliance with any then-applicable COVID-19 governmental regulations and recommendations.
The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/FRPT2022, where you will be able to listen to the meeting live, submit questions and vote online. It is important that your shares be represented. Whether or not you plan to attend the hybrid Annual Meeting in-person or by webcast, please vote using the procedures described on the Notice of Internet Availability of Proxy Materials or on the Proxy Card. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend the Annual Meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in-person or virtually at the Annual Meeting.
The meeting will be held on October 3, 2022 at 8:00 a.m., Central Time, for the following purposes:
ITEMS OF BUSINESS
1.
To elect four members of the Board of Directors. The Board intends to present for re-election the following four nominees: Mr. J. David Basto, Dr. Lawrence S. Coben, Mr. Walter N. George III and Mr. Craig D. Steeneck;

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2022;
3.	To approve, by advisory vote, the compensation of the Company’s named executive officers (the “Say-on-Pay Proposal”);
4.
To approve an amendment to our Fifth Amended and Restated Certificate of Incorporation (as amended prior to the date hereof, the “Certificate of Incorporation”) to permit stockholders the right to request that the Company call a special meeting of stockholders under certain circumstances (the “Special Meeting Proposal”); and

5.	To transact other business, if any, that is properly brought before the meeting or any adjournment or postponement thereof.
RECORD DATE
The record date for the Annual Meeting is August 9, 2022. Only stockholders of record as of the close of business on that date are entitled to receive notice of, to attend, and to vote at the Annual Meeting and any postponements or adjournments thereof.
Sincerely,

Charles A. Norris
Chairman of the Board

Secaucus, New Jersey
August [22], 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 3, 2022
The Company’s Notice of Annual Meeting, Proxy Statement and 2021 Annual Report to stockholders are available on the Internet at www.proxyvote.com.

In this Proxy Statement, we may make forward-looking statements regarding future events or the future financial performance of the Company. We use words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “target,” “intend,” “seek,” “predict,” “goal,” “will,” “may,” “likely,” “should,” “would,” “could” (and the negative of any of these terms) and similar expressions to identify forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business or industry, uncertain events and assumptions, such as our ability to implement our future corporate governance plans described herein and our ability to meet our sustainability targets, goals, and commitments, including due to the impact of climate change, and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in such forward-looking statements. Please refer to our annual and quarterly reports on Form 10-K and Form 10-Q, respectively, for a discussion of important factors that could cause actual events or actual results to differ materially from those discussed in this Proxy Statement. These forward-looking statements speak only as of the date of this Proxy Statement, and we assume no obligation to revise or update any forward-looking statement for any reason, except as required by law.

GENERAL INFORMATION | 1
FRESHPET, INC.
400 PLAZA DRIVE, 1ST FLOOR
SECAUCUS, NJ 07094
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement about Freshpet, Inc. and the upcoming 2022 annual meeting of stockholders. This summary does not contain all the information you should consider in deciding how to vote your shares. Stockholders should read the entire proxy statement before voting. In this Proxy Statement, we refer to Freshpet, Inc. as “Freshpet,” the “Company,” “we,” “our” or “us,” as the context requires.
THE MEETING
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Freshpet, Inc., a Delaware corporation (the “Company” or “Freshpet”), for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), which will be a hybrid meeting held both in-person and via simultaneous live webcast on October 3, 2022 at 8:00 a.m. Central Time.
The Annual Meeting will be held in-person, at Freshpet’s Kitchen located at 4800 Sterilite Drive, Ennis, TX 75119 and virtually, by visiting www.virtualshareholdermeeting.com/FRPT2022. This proxy statement (the “Proxy Statement”) and the accompanying form of proxy were first mailed to stockholders of record on or about August [22], 2022. An annual report for the year ended December 31, 2021 (our “Annual Report”) is enclosed with this Proxy Statement. An electronic copy of this Proxy Statement and Annual Report are available at www.proxyvote.com. and www.freshpet.com.
Admission
You are entitled to attend the Annual Meeting either in-person or via live webcast if you are a Freshpet stockholder as of the close of business on the record date, August 9, 2022, or a duly appointed proxy of such a stockholder.
If you plan to attend the meeting via live webcast, you will be able to participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/FRPT2022. To participate in the Annual Meeting via live webcast, you will need the 16-digit control number found on your Notice of Internet Availability of Proxy Materials.
If you plan to attend the Annual Meeting in-person, please note that space is limited. Therefore, in-person admission will be on a first-come, first-served basis. Registration will open at 7:45 a.m. Central Time, and the Annual Meeting will begin promptly at 8:00 a.m Central Time. Upon arriving at the registration desk, each stockholder should be prepared to present:
1	Valid government issued photo identification, such as a driver’s license or passport; and
2
Beneficial owners holding their shares through a broker, bank or other nominee will need to bring proof of beneficial ownership as of August 9, 2022, the record date, such as their most recent account statement reflecting their stock ownership prior to August 9, 2022, a copy of the voting instruction card provided by their broker, bank or other nominee, or similar evidence of ownership.

In-person attendance will require compliance with any then-applicable COVID-19 governmental regulations and recommendations. Stockholders attending in-person are further advised that the use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, are not permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting. Please allow ample time for check-in. Please note that large bags and packages are not allowed at the Annual Meeting and persons may be subject to search.
Whether or not you plan to attend the hybrid Annual Meeting in-person or by live webcast, please vote using the procedures described on the Notice of Internet Availability of Proxy Materials or on the Proxy Card. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend the Annual Meeting.

GENERAL INFORMATION | 2
GENERAL INFORMATION
Voting Rights, Quorum and Required Vote
Only holders of record of our common stock at the close of business on August 9, 2022, which is the record date, will be entitled to receive notice of, to attend, and to vote at the Annual Meeting and any postponements or adjournments thereof. At the close of business on August 9, 2022, we had [47,820,427] shares of common stock outstanding and entitled to vote. Holders of the Company’s common stock are entitled to one vote for each share held as of the above record date. A quorum is required for our stockholders to conduct business at the Annual Meeting.
Freshpet is incorporated in the State of Delaware. As a result, the Delaware General Corporation Law (the “DGCL”) and our Amended and Restated Bylaws (the “Bylaws”) govern the voting standards applicable to actions taken by our stockholders. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.
A “broker non-vote” occurs when a broker submits a proxy for a matter but does not have the authority to vote because the beneficial owner did not provide voting instructions on such matter. Proposal No. 2 to ratify the appointment of the independent auditor is considered a “discretionary” or “routine” item. This means that brokerage firms may vote on such item in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, all other proposals set forth in this Proxy Statement are “nondiscretionary” or “non-routine” items; brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.
Under our Bylaws, when a quorum is present at any meeting of stockholders, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve such matter, subject to certain exceptions governed by law or regulation, such as the DGCL. Under the DGCL, with respect to Proposal No. 4, the affirmative vote of a majority of the outstanding stock entitled to vote thereon is required to approve such matter.
PROPOSAL NO. 1
Election of Directors
Pursuant to our Bylaws, in an uncontested election of directors, such as that being held at our Annual Meeting this year, directors are elected by majority of the votes cast. For purposes of the Bylaws, in an uncontested election, as is the case this year, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). Abstentions and broker non-votes will have no impact on the outcome of Proposal No. 1, as they are not considered votes cast for this purpose.
An election of directors is considered to be contested if there are more nominees for election than positions on the Board to be filled by election at the meeting of stockholders. In a contested election, nominees for election as a director would be elected by a plurality of the votes cast.
PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
The ratification of the appointment of KPMG LLP requires the affirmative vote of the holders of a majority of our common stock present at the Annual Meeting or represented by proxy and entitled to vote thereon. Abstentions are treated as votes “against” Proposal No. 2. Brokers have discretion to vote on this item; any broker non-votes will have no impact on the outcome of Proposal No. 2.
PROPOSAL NO. 3
Approval, by Advisory Vote, of Compensation of the Company’s Named Executive Officers
The non-binding, advisory vote approving the compensation of the named executive officers requires the affirmative vote of the holders of a majority of our common stock present at the Annual Meeting or represented by proxy and entitled to vote thereon. Abstentions are treated as votes “against” Proposal No. 3. Any broker non-votes will have no impact on the outcome of Proposal No. 3. As an advisory vote, the result will not be binding on the Board or the Compensation Committee. This

GENERAL INFORMATION | 3
“Say-on-Pay” vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. The Board and the Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating the Company’s executive compensation program.
PROPOSAL NO. 4
Approval of the Special Meeting Proposal
The vote on an amendment to our Certificate of Incorporation to permit stockholders the right to request that the Company call a special meeting of stockholders under certain circumstances requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. Abstentions and broker non-votes will count the same as votes against Proposal No. 4.
Summary Description of Voting Requirements and Related Effect of Abstentions and Broker Non-Votes
Proposals That Require Your Vote
Proposal	Voting Standard	Voting Options	Board Recommendation	Effect of Abstentions	Effect of Broker Non- Votes
Proposal No. 1 Election of Directors	Majority of votes cast	FOR, AGAINST, or ABSTAIN for each Director Nominee	FOR each Nominee on the proxy card	None	None
Proposal No. 2 Ratification of Appointment of Independent Auditors	Majority of shares present and entitled to vote	FOR, AGAINST, or ABSTAIN	FOR	Against	None
Proposal No. 3 Advisory Vote on NEO Compensation (Say-on-Pay Proposal)	Majority of shares present and entitled to vote	FOR, AGAINST, or ABSTAIN	FOR	Against	None
Proposal No. 4 Approval of Amendment to Certificate of Incorporation (Special Meeting Proposal)	Majority of outstanding shares entitled to vote thereon	FOR, AGAINST, or ABSTAIN	FOR	Against	Against
Voting Your Shares
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee in “street name”), you may vote in-person or via the Internet at the Annual Meeting or vote by completing, dating and signing the accompanying proxy and promptly returning it in the enclosed envelope, by telephone or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal or, in the case of the election of directors, as a vote “for” election of all nominees presented by the Board.
If your shares are held in “street name” through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in-person or via the Internet at the Annual Meeting.
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, allow stockholders to give their voting instructions and confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

GENERAL INFORMATION | 4
Expenses of Solicitation
The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. We have engaged Broadridge Financial Solutions, Inc. (“Broadridge”) to assist with the preparation and distribution of the proxy solicitation materials for the Annual Meeting and to act as vote tabulator, at a base fee of $9,500, plus reimbursement of reasonable expenses. Following the original mailing of the proxies and other soliciting materials, the Company and its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone or email. The Company will also request that banks, brokers and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

GENERAL INFORMATION | 5
Revocability of Proxies
Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet no later than 11:59 p.m. (Eastern Time) on October [2], 2022, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting in-person or via the Internet. If you are a beneficial owner and wish to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.
Delivery of Proxy Materials
Beginning on or about August [22], 2022, we mailed or e-mailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials and Annual Report over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials and Annual Report, you may request such materials by telephone at 1-800-579-1639, by email at sendmaterial@proxyvote.com, or over the Internet at www.proxyvote.com.
Inspector of Election
A representative from Broadridge will serve as the inspector of election for the Annual Meeting.
Stockholder Proposals
Proposals that stockholders wish to include in our Proxy Statement and form of proxy for presentation at our 2023 annual meeting must be received by us no later than [April 24, 2023]. Such proposals also must comply with the regulations of the Securities and Exchange Commission (the “SEC”) under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, NJ 07094, Attention: Corporate Secretary.
Under Freshpet’s proxy access Bylaws provision, a stockholder or a group of no more than twenty (20) stockholders owning three percent (3%) or more of the voting power of the Company's outstanding capital stock continuously for at least three (3) years may nominate and include in the Company's proxy statement for an annual meeting director nominees constituting up to the greater of two (2) individuals or twenty percent (20%) of the number of directors in office, provided the stockholders satisfy the requirements specified in the Bylaws. To be timely, such nominations must be submitted in writing and received by our Corporate Secretary no earlier than the close of business on [March 25, 2023] (the 150th day before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting) and no later than the close of business on [April 24, 2023] (the 120th day before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting), or, if the date of the annual meeting of stockholders is more than 30 days earlier or more than 60 days later than the anniversary date of the most recent annual meeting of stockholders, then not later than the close of business on the 10th day after public announcement of the meeting date.
For a stockholder proposal that is not intended to be included in our 2023 proxy statement under Rule 14a-8, our Bylaws require that the stockholder’s written proposal, including director nominations by stockholders, be submitted to our Corporate Secretary at the address above not earlier than the close of business on [June 5, 2023] nor later than the close of business on [July 5, 2023] (assuming the Company does not change the date of the 2023 annual meeting of stockholders by more than 30 days before or 60 days after the anniversary of the 2022 Annual Meeting). In such a case, the notice must be submitted by a stockholder of record and must set forth the information required by our Bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2023 annual meeting of stockholders. A copy of our Bylaws is available on the Company’s corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.

STOCKHOLDER ENGAGEMENT | 7
STOCKHOLDER ENGAGEMENT OVERVIEW
Our Board and management value and rely upon our stockholders’ perspectives. To help ensure we understand and focus on the priorities that matter most to our stockholders, our directors and senior management proactively conduct thorough and extensive investor outreach throughout the year. In addition to discussing business results and initiatives, strategy and capital structure, we engage with investors on various other matters integral to our business and the Company, such as governance practices, executive compensation and sustainability.
SPECIFIC WAYS WE ENGAGED WITH STOCKHOLDERS IN 2022
Since last year’s annual meeting, we have met and engaged directly with stockholders holding approximately 58% of our outstanding common stock. We also met with analysts who cover our Company and leading proxy advisors who serve our investors. We presented at four industry conferences, held five non-deal road shows, and hosted numerous investors on tours of the Freshpet Kitchens, where investors and analysts heard presentations from our senior management about all aspects of our business (which presentation materials were also made available to our stockholders generally through our filings with the SEC or on the “Investors” section of our website at investors.freshpet.com). Our Board and management carefully consider and evaluate feedback received during these meetings. Additionally, in response to the Say-on-Pay results (76% approval), the management and Board focused their discussions with stockholders on executive compensation. In response to those discussions, the Compensation Committee has added an ESG goal as a key part of the executive officers’ annual bonus calculation to both further distinguish the annual incentives from the long-term incentives and to ensure commitment to the ESG goals.
The feedback we received in 2020, 2021 and early 2022 is described below and reflected in the governance changes we announced in 2020 and are implementing.
WHAT WE HEARD	OUR RESPONSE
Stockholders expressed support for the concept of a long-term governance transformation plan as supported at our 2020 annual meeting of stockholders.
Our Board considered stockholder feedback and began implementation of the “Freshpet’s Commitment to Good Corporate Governance: 2020 to 2025 Roadmap” plan that the stockholders supported, including the Special Meeting Proposal included in this Proxy Statement and Board actions to adopt proxy access provisions, a majority voting standard and director resignation & retirement policy.

Stockholders encouraged us to enhance our Environmental, Social and Governance (“ESG”) disclosure practices.
In August 2022, the Company will issue its second annual sustainability report to better document the Company’s progress towards its goals with a focus on increased reporting of the key metrics where possible.

We have provided our annual sustainability report on our website: investors.freshpet.com. Our website is not part of this Proxy Statement.

Stockholders told us to they would like the Board to set tangible goals for the Company’s ESG program.
Our sustainability report includes a goal of becoming carbon neutral by 2025 using a combination of emission reduction and offsets. It also includes key metrics on the Company’s environmental and social impact.

Our Compensation Committee has also adopted a retention goal as a focus area for our ESG program and this will form part of the annual bonus calculation for the top executives to achieve.

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WHAT WE HEARD	OUR RESPONSE
Stockholders told us to prioritize governance practices that have economic implications, and to better disclose our strategy oversight, targets and risks.
The Board assessed Freshpet’s opportunities and risks to develop a roadmap that ties a series of governance changes to the strategic milestones that would drive them, which is disclosed in the section of this Proxy Statement titled “Freshpet’s Commitment to Good Corporate Governance: 2020 to 2025 Roadmap.”

Stockholders said they were satisfied with our progress on diversity within our Board but would like us to provide greater metrics on the Company’s overall progress.
The Company is providing more detailed metrics on the diversity within our Company as part of this year’s Proxy Statement. Additionally, the Company has continued to add diversity to its senior management team with the addition of two ethnically diverse senior executives who report to the CEO.

Stockholders supported our strategy of connecting our senior executives’ compensation to the Company’s long-term goals and asked for greater disclosure of the goals and performance underlying those grants.

The Company has disclosed the results of its multi-year equity grants in this year’s Proxy Statement and last year issued new multi-year grants to the most senior officers that we believe are directly connected to–but exceed–the Company’s long-term goals. As part of the 2021 equity grant process, the Committee has committed to not grant equity awards to our NEO’s during 2022 and 2023.

Stockholders wanted to see greater differentiation between the metrics used for short-term incentives and long-term incentives.
The Board believes that the varying time periods, the type of compensation (cash vs equity) and the impact of stock price performance on the outcomes of the metrics used to determine incentive pay provide meaningful distinction between short-term incentives and long-term incentives. However, the Company is adding an ESG goal to the short-term incentives in 2022 to further increase the differentiation.

Stockholders support the Company’s ESG program and would like to see performance targets tied to achievement of the Company’s goals included in management compensation.	The Company has added an ESG goal to the short-term incentive pay for key executives in 2022
Additionally, our Chairman of the Board and other independent directors continued to be closely and directly involved in our investor engagement efforts. Specifically, in 2022, two of our directors held outreach discussions with stockholders representing approximately 58% of our outstanding shares, and additional outreach is underway. The Compensation Committee met with its core stockholders and considered their feedback, as well as the commentary from Glass Lewis and ISS, and committed to not grant equity to the named executive officers in 2022 or 2023. Additionally, the Committee refocused the goals of the annual incentive plan to include an ESG metric.
Stockholders and other interested parties who would like to communicate with one or more members of the Board, a Board committee or the Chairman of the Board may do so by writing to any such party at Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, NJ 07094, Attention: Corporate Secretary. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board.

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BUSINESS TRANSFORMATION: 2006-2020
Freshpet was founded in 2006 with a single-minded mission to do right by pets, people and the planet, every step of the way from farm to fridge. In 2010, we welcomed a private equity investor who believed in our mission and the power of our platform, and subsequently went public in 2014. In addition to onboarding new directors with financial and industry expertise that we needed as a public company, we welcomed our current CEO, William B. Cyr, in 2016 to support the Board’s ambition to rapidly and strategically scale the business. In 2019, our Board added three female directors, who brought deep expertise in retail, digital optimization and strategy to support our 2020 long-term plan.
The following graphic helps illustrate our history, progress and plans for the future.

2006
Freshpet founded
2010
Welcomed a private equity investor
2014
Went public and onboarded new directors
2016
William B. Cyr joined as CEO
2019
Added three women directors to Board
2020
Eliminated supermajority voting rights
Director resignation policy adopted
2021
Majority voting in uncontested elections
Director retirement policy
Vote to declassify board
TODAY
Independent Chair
Separate CEO & Chair
No poison pill
2022
Shareholder right to call special meeting*
Proxy access**
2023
Partially declassified board
2025
Fully declassified board

*
The Company is submitting a stockholder proposal in 2022 to approve an amendment of our Fifth Amended and Restated Certificate of Incorporation to permit stockholders the right to request that the Company call a special meeting of stockholders under certain circumstances.

**	Adopted by our Board prior to this year’s Annual Meeting.

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FRESHPET’S COMMITMENT TO GOOD CORPORATE GOVERNANCE: 2020 TO 2025 ROADMAP
Since our 2014 IPO, Freshpet’s market cap has grown from around $300 million to approximately $4.9 billion (as of April 14, 2022). As a young public company in pursuit of sizable long-term goals to disrupt the pet food industry, our IPO-related governance provisions provided protection from market volatility and short-term hostile threats while our Board and management pursued long-term strategic goals and stockholder value creation.
While these governance provisions were critical to our success as a young public company, our Board recognized that some of these protections provided by our governance structure should be gradually phased out as we reach maturity. Concurrent with setting Freshpet’s strategic 2025 long-term plan, the Board during 2019 solicited valuable stockholder feedback to receive direct input as to how to best evolve Freshpet’s corporate governance.
In response, the Board has implemented an effective corporate governance structure that allows our Board and management to focus primarily on the creation of long-term value for our stockholders while also considering the interests of our employees and the communities in which we do business. Supporting that philosophy, we have adopted, and strategically planned to adopt in the future, many leading corporate governance practices, including:
CORPORATE GOVERNANCE PRACTICES
STOCKHOLDER RIGHTS
FRESHPET’S CORPORATE GOVERNANCE PRACTICES
INDEPENDENT, NON-EXECUTIVE CHAIRMAN

The positions of Chairman of the Board and Chief Executive Officer are presently separated. While our Bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, we believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business and our Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management.

BOARD INDEPENDENCE
During 2021, all of our directors (other than our Chief Executive Officer) were independent, and each of our Board committees consisted entirely of independent directors.
BOARD REFRESHMENT & COMMITMENT TO DIVERSITY

Since 2018, the Board has appointed three new directors, all of whom are female. We believe that fresh perspectives and diversity, in its many forms, and the breadth of perspective that it brings, enhances the effectiveness of the Board.

SINGLE VOTING CLASS
All holders of Freshpet’s common stock have the same voting rights (one vote per share of stock).
NO POISON PILL
We do not have a stockholder rights plan, also known as a poison pill, in place.

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2020 STOCKHOLDER AND BOARD ACTIONS
ELIMINATED SUPERMAJORITY VOTING PROVISIONS FROM OUR CERTIFICATE OF INCORPORATION

At our 2020 annual meeting of stockholders, our Board submitted a proposal to our stockholders to eliminate all of the supermajority voting provisions from the Company’s Certificate of Incorporation, which our stockholders overwhelmingly voted to approve.

DIRECTOR RESIGNATION POLICY

Our Board adopted a policy that any incumbent nominee for director who does not receive the affirmative vote of a majority of the votes cast in any uncontested election must promptly offer to resign. The Nominating, Governance and Sustainability Committee will make a recommendation on the offer and the Board will decide whether to accept or reject the offer.

2021 STOCKHOLDER AND BOARD ACTIONS
MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS

Before the Company’s 2021 annual meeting of stockholders, our Board amended our Bylaws to implement a majority voting standard for director elections in uncontested elections and a plurality voting standard in contested elections. Our previous Bylaws provided for a plurality voting standard.

DIRECTOR TENURE POLICY

Before the Company’s 2021 annual meeting of stockholders, our Board adopted a director retirement policy that provides that non-employee directors will not be nominated for re-election to the Board after reaching age 75.

BOARD PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

In the Company’s 2021 proxy statement, our Board submitted a proposal to be voted on by stockholders to fully declassify the Board by 2025, which our stockholders overwhelmingly approved. Our Certificate of Incorporation currently divides our Board into three classes, with one class being elected each year.

2022 PROPOSAL TO STOCKHOLDERS AND BOARD ACTIONS
PROXY ACCESS

In June 2022, the Board amended the Company’s Bylaws to incorporate a provision that permits a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock for three years, to nominate a certain percentage of the directors for the Company’s Board.

STOCKHOLDER RIGHT TO REQUEST THE COMPANY CALL A SPECIAL MEETING
In this Proxy Statement, our Board is submitting a proposal to be voted on by stockholders to allow stockholders the ability to make a request to the Company to call special meetings.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE APPROACH
We believe that corporate responsibility promotes the long-term interests of our stockholders and strengthens Board and management accountability, and Freshpet’s credo articulates our culture and commitment to best serve our pets, employees, customers, communities, and stockholders. Corporate responsibility at Freshpet is implemented from the most senior levels down to every one of our employees because we believe that how responsibly we run our business is intrinsically tied to achieving operational excellence.
Our Board of Directors’ primary duty of overseeing our corporate strategy includes the Board’s oversight of how environmental, social and governance (“ESG”) issues may impact the long-term interests of our stockholders and other stakeholders.
As part of overseeing our corporate strategy and our enterprise risk management program, our Board, acting through the Nominating, Governance and Sustainability Committee, monitors our ESG (including sustainability) practices. The Committee's responsibilities include oversight of our ESG activities, including ongoing carbon, water, and environmental matters, and particularly so with respect to facilities. We believe that environmentally and socially responsible operating practices go hand in hand with generating value for our stockholders. To further support our efforts in this area, we created a Sustainability Leadership Team, consisting of internal resources from critical functional groups and external advisors to address ESG factors that impact our business. Our Sustainability Leadership Team evaluated potential ESG opportunities relevant for our Company based on the views held by our stockholders and aspects of ESG frameworks including those established by the Carbon Disclosure Project (“CDP”) and Sustainability Accounting Standards Board (“SASB”). We anticipate that this year’s sustainability report will be the most comprehensive yet and we expect it to be posted to our website in August 2022.
Commensurate with our materiality-focused ESG approach, our priority is developing a business that is focused on sustainability and the triple bottom line. We think of sustainability broadly, and as defined by our triple bottom line across three areas: (1) performing across key business metrics; (2) having a positive impact on society; and (3) minimizing our impact on the environment. Our ESG efforts help us move toward achieving Freshpet’s mission to nourish Pets, People and Planet.
COMMITMENT TO NOURISHING PETS, PEOPLE AND PLANET
At Freshpet, our mission is to create the very best foods that nourish the bond between pets and their parents, helping us both live longer, healthier, and happier lives. Achieving success while caring for our team members, our communities, and our planet is not only the right thing to do, it helps ensure the long-term sustainability of the Company. This ambitious mission drives us every day and was built into the Company by our founders from the very beginning. We call it “Nourishing Pets, People and Planet.”
For over a decade, we have been dedicated to our sustainability initiatives and have made significant progress moving to minimize our environmental impact on the world as we fulfill our mission to provide healthy fresh food for pets and pet parents. We are not perfect, but view ourselves as an industry leader in pet nutrition, sustainability, and growth.

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KEY PETS, PEOPLE AND PLANET ACCOMPLISHMENTS
Pets: Nourishing Happier and Healthy Lives
• We strive to change the pet food category for the better by bringing fresh healthy meals to pets. We have been steadfast in our nutritional ideology, so our foods are developed for healthy nutrition instead of what is easy to make. We start each recipe with fresh meats and veggies, minimally process them to retain the nutrients, and keep them fresh with refrigeration instead of using preservatives. Our goal is to produce the ideal food for pets to help them lead long healthy lives with their pet parents.

• Our key goal is to support the human and animal bond because we believe pets and pet parents live longer, healthier lives together. We want to nourish those pets with our food, bringing joy to both pets and pet parents.

• In pursuit of our mission, as of 2021, we have donated over 12.4 million meals to shelter pets waiting for their forever home.

• We support programs at leading shelters and charities that impact the communities we live in. Our key partners include Pennsylvania SPCA, St. Hubert’s Animal Welfare Center in Northern New Jersey, and 4 Paws for Ability, which provides dogs to assist children, adults, and veterans with a range of disabilities.

• We have funded three research studies from the Freshpet Foundation focused on how nutrition can help improve pet health and longevity.

People: Living better together
• We provide industry leading benefits for all eligible full-time employees, including:

- Comprehensive healthcare
- 401(k) matching
- Annual stock grants
- Tuition reimbursement
- Maternity/Paternity leave
- Generous paid time off to allow for a life outside of work

• Our goal is to build a diverse and inclusive culture at Freshpet. We aim to do this through recruitment efforts that focus on attracting candidates from diverse communities as well as focusing on diversity of experience and skills.

• We strive to be the place where people love to work, and we encourage everyone to grow, have fun and deliver on our vision. Our employee engagement score of 82% is reflective of our commitment to creating an engaged workforce.

Please see the section titled “—Commitment to Human Capital Management” in this Proxy Statement for more information.

Planet: Conserving resources while growing the triple bottom line
• Working to minimize our environmental impact is not only the right thing to do, it makes great business sense. Freshpet consumer research proves that appealing to the sustainable shopper will help us increase household penetration and meet our long-term growth goals. We believe that our efforts over the last year will help keep Freshpet as a leader in sustainable pet food and help drive the business forward.

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In August 2021, we began publishing a sustainability report on our website (the “sustainability report”), and we anticipate publishing our next annual sustainability report in August 2022. Neither Freshpet’s website nor any sustainability report is a part of this Proxy Statement. Our website and sustainability reports will provide further information on our sustainability efforts, including additional details on our efforts to Nourish Pets, People and Planet, such as:
RECYCLING AND LANDFILL FREE MANUFACTURING

Since 2016, Freshpet has committed to operating landfill free manufacturing facilities. We are proud to have been one of the first pet food manufacturers to make this commitment. Engagement across the entire organization was required to resolve our waste streams without using a landfill. The four strategies used to achieve landfill free status were: reducing the amount of waste generated by the manufacturing process, reusing or recycling as much waste as possible, anaerobically digesting organic waste to keep it from generating un-captured methane, and converting waste to energy for any waste stream that does not work with the previous strategies.

ENERGY CONSERVATION AND RENEWABLE ENERGY
KITCHENS

Freshpet Kitchens in Pennsylvania have been powered by renewable electricity since 2014 by matching all purchased electricity with Green-e® certified renewable energy credits (“RECs”). In 2021, we matched 22,879 megawatt hours (“MWh”) of our Kitchen’s electricity consumption with RECs that help support the development of renewable energy projects. Steam and heat required to cook our recipes is provided by an on-site natural gas-powered Combined Heat and Power Plant (“CHP”). Sophisticated engineering allows the CHP to generate steam from heat energy that would otherwise be wasted providing higher efficiency than traditional grid supplied electricity and steam generated from natural gas boilers.

Freshpet’s latest manufacturing facility in Ennis, TX has been designed from the ground up to be our most efficient yet. It is being built with environmentally friendly construction techniques including low carbon footprint concrete, recycled steel, and on-site soil preparation. It will incorporate our latest engineering, including on-site solar power with a battery storage system and a wastewater treatment facility. Low water use and pollinator friendly landscaping are also part of the site plan. We look forward to sharing more details after the facility opens.

CHILLERS

Freshpet’s state of the art chillers are good for business and the environment. Our in-house chiller development team works continuously with suppliers to improve efficiency. The latest chillers by manufacturers True Manufacturing and Minus 40 are up to 8.5x more efficient than older models thanks to LED lighting, eco-friendly refrigerants, and state of the art compressors. These chillers also help drive growth with more capacity, higher reliability, brighter lighting, and easy access doors.

Thanks to many chiller upgrades, Freshpet’s average chiller electric efficiency improved 26.1% over the last two years. Over 66% of the active fleet now uses eco-friendly refrigerants such as R-290, which limits their impact on the ozone layer and global warming.

In an effort to minimize the impact of our Scope 3 emissions, the estimated electric usage of all Freshpet chillers in North America is matched with Green-e certified Renewable Energy Credits (RECs). This program helps support the development of renewable energy projects that help avoid Carbon Dioxide Equivalent emissions (“CO2e”).

New for 2022: Chiller efficiency and refrigerant type has been added to our internal chiller tracking database allowing efficiency analytics to be done in real time. This information also helps us target regions or customers that could benefit most from efficiency upgrades.

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WATER CONSERVATION

Manufacturing fresh pet food requires water in the cooking and cleaning processes. As one of our most valuable natural resources, Freshpet aims to minimize our impact on the planet’s water supply. The Freshpet Kitchens 2.0 at our Freshpet Kitchens in Bethlehem, Pennsylvania, features our latest water conservation engineering including:

ON-SITE WASTEWATER TREATMENT FACILITY

Freshpet’s wastewater treatment facility became operational in September 2020. This 6,600 square foot facility processes up to 200 gallons per minute removing residual fines of meat, vegetables, and fat from the Kitchens’ wastewater. In addition to easing our burden on municipal facilities, Freshpet’s investment in treating our own wastewater was a sound financial decision. The system helps avoid significant wastewater treatment fees, helping the project pay for itself over time.

As a result of these efforts, Freshpet’s on-site wastewater treatment plant has also been successful in reducing effluent pollution across several key metrics.

RAINWATER HARVESTING SYSTEM

The Freshpet Kitchens 2.0’s rainwater harvesting system became operational in late 2020 and has a capacity of up to 427,500 gallons of rainwater. It provides irrigation for 62,000 square feet of landscaping on site. In addition to reducing our burden on the municipal water supplies, rainwater harvesting helps reduce stormwater runoff from the property. Reduced stormwater runoff helps minimize a storm’s peak flow volume and velocity in local creeks, streams, and rivers, thereby reducing the potential for streambank erosion. Reduced runoff can also help reduce contamination of surface water with pesticides, sediment, metals, and fertilizers.

NATURE’S FRESH LEADS THE WAY IN PET FOOD SUSTAINABILITY AND IS FRESHPET’S FIRST CARBON NEUTRAL PET FOOD BRAND

Nature’s Fresh is one of the Natural retail channel’s bestselling pet foods thanks to its uncompromising quality, superior palatability, and Animal Welfare Certified recipes. For 2022, the brand has been fine tuned to be focused on sustainable sourcing from regenerative family farms in addition to using certified humanely raised proteins in the recipes. These updates reflect elevated consumer awareness around sustainability and allow us to be dedicated more than ever to advancing our goals of nourishing Pets, People and Planet.

Since 2012, Freshpet has worked with the Global Animal Partnership to ensure that Nature’s Fresh chicken and turkey is Animal Welfare Certified and raised cage-free without the use of antibiotics, added growth hormones, or animal by-products. In 2021, Freshpet purchased over 9.5 million pounds of poultry that was Animal Welfare Certified, helping support progressive farmers and improving the living standards of the flocks they raise. This commitment helped prevent an estimated of 5,043 pounds of antibiotics from entering the environment.

Nature’s Fresh is our first Scope 1, 2, and 3 carbon neutral brand. We achieved a carbon neutral footprint through emissions reductions and using carbon offsets for the remaining emissions that cannot be eliminated at this time. Offset partners for Nature’s Fresh were chosen for their ability to do more than just help us reduce our carbon footprint. These projects also support social welfare, bio-diversity and/or regenerative farming. Our commitment to eliminating our carbon footprint means that we will continue to strive to achieve carbon neutrality without offsets.

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Our goal is to make Freshpet the most sustainable pet food company in the world. Our commitment to nourishing Pets, People and Planet continues to expand with the following efforts undertaken since 2020:
OUR GOAL	PROGRESS
Expand our organizational focus and broader responsibility for sustainability initiatives
We maintained our long-term partnership with 3Degrees, a leading climate consultant. They helped us to calculate our 2020 and 2021 carbon footprint across Scope 1, 2 and 3 emissions and publicly report our CO2e emission and water usage data to the CDP.

2022 will be the second year we have publicly disclosed SASB aligned sustainability metrics in our annual sustainability report. This year’s report will also include our first public disclosure of our CO2e footprint across Scope 1, 2, and 3.

In 2021, we appointed a Sustainability Lead reporting to the Founder and President to manage our sustainability efforts.

In 2022, we established the Sustainability Leadership Team, a cross-functional group charged with identifying and implementing sustainability opportunities within the company.

Install new infrastructure that can help ensure the sustainability of the Company
Freshpet’s latest manufacturing facility in Ennis, TX was designed from the ground up to be our most efficient yet. It has been built with environmentally friendly construction techniques including low carbon footprint concrete, recycled steel, and on-site soil preparation. It will incorporate our latest engineering, including on-site solar power with a battery storage system and a wastewater treatment facility. Low water use and pollinator friendly landscaping is also part of the site plan.

2021 was the first full year for the on-site wastewater treatment and rainwater capture facilities in our Bethlehem, PA Kitchens, helping to conserve one of our most important natural resources.

Freshpet significantly expanded the Company’s in-house R&D laboratories helping to support the creation of even more nutritious recipes and ensure future product quality and safety. A new pilot production line was installed that allows the testing of new recipes without having to start/stop the main production lines. This reduces downtime and material waste.

Installed equipment to increase our use of ingredients supplied in large “supersacks” instead of small individual cases. This helped significantly reduce the total amount of packaging used in some of our dry ingredients.

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OUR GOAL	PROGRESS
Strengthen our efforts to care for our Pets and People stakeholders
This past year, the Company took a significant step towards strengthening compensation for its hourly production workers as part of a new labor strategy built upon the “Freshpet Academy.” This strategy re-focused the company on using increased compensation and a significant increase in training to create a more highly skilled workforce with low turnover and high productivity.

The Company raised the starting wage by ~20% and increased the training resources and opportunities to enable our team members to achieve a further ~30% wage increase within their first 18 months upon the successful achievement of specific skill development milestones. Further, the Company instituted increased “ownership” rewards and recognition for highly skilled workers who achieve advanced levels within the Freshpet Academy.

The results have been exceptional. The Freshpet Academy program has allowed us to attract talent with the aptitude to succeed in a manufacturing environment, resulted in a significant decrease in turnover while increasing retention and productivity.

Coinciding with the publication of this year’s sustainability report, Freshpet will also be publishing our first formal Human Rights Policy.

We strengthened our partnerships with the Pennsylvania SPCA and 4 Paws for Ability as we worked to help them achieve their vital missions.

In 2021, we donated over 2 million meals to animal shelters and animal rescue organizations, bringing our Company’s total donations since our inception to over 12.4 million meals.

Continue to innovate to enhance the sustainability of our products
In July 2022, the Nature’s Fresh brand was fine tuned to be focused on sustainable sourcing from regenerative family farms in addition to introducing the use of certified humanely raised proteins. Recipes now include traceable and sustainable fish, organic turkey, and grass-fed beef. These changes reflect elevated consumer awareness around sustainability and allow us to be dedicated more than ever to advancing our goals of nourishing Pets, People and Planet.

Based on strong consumer interest and feedback from existing Freshpet consumers, Q4 2021 saw the launch of Spring and Sprout, our first meatless dog food. This product is expected to bring in new consumers and offer a more sustainable environmental impact than a similar recipe made with meat.

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OUR GOAL	PROGRESS
Commit to achieving company-wide carbon neutrality
We partnered with 3Degrees to calculate Freshpet’s Scope 1, 2, and 3 CO2e emissions. This extensive analysis used the latest science based approach to estimate emissions of our Scope 3 value chain including ingredients, packaging, distribution, disposal, etc. These insights will help guide us toward emission reduction at the source in the future.

We acknowledge the importance of mitigating the effects of climate change sooner rather than later. Our engineering, operations, and purchasing teams are working to reduce our emissions, but we realize these efforts take time. As an interim step, we committed to being carbon neutral company-wide across scopes 1 and 2 using carbon offsets starting calendar year 2021. We plan to be carbon neutral companywide across scopes 1, 2, and 3 by 2025 using a combination of source reduction and offsets.

As our leading sustainability focused brand, Nature’s Fresh has been carbon neutral across Scopes 1, 2, and 3 since July 2020. 2022 saw the introduction of two new offset partners that expand the impact of our programs by helping increase social equity, water quality, bio-diversity, and other important sustainable development goals.

Expand our water conservation commitment
In 2020, we backed our belief in water conservation with major infrastructure investments via on-site wastewater treatment and rainwater capture facilities at our Kitchens in Bethlehem, PA. In 2021, we completed our first water footprint analysis and our first engagement with CDP, a recognized non-profit that works with companies to disclose their environmental and water impacts.

Once opened, our new Kitchens 3.0 manufacturing facility in Ennis, Texas is planned to include on-site wastewater treatment and low water usage landscaping.

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In addition to the initiatives outlined above, we have added a strong corporate governance plan, centered with a diverse and independent board. Please see “—Freshpet’s Commitment to Good Corporate Governance: 2020 to 2025 Roadmap” for more information. We began sharing our current structure and long-term governance plan in 2020, and we plan to continue to highlight our progress and future plans.
Our sustainability report includes full details on all of Freshpet’s sustainability efforts.
COMMITMENT TO HUMAN CAPITAL MANAGEMENT
At Freshpet, our vision is to create a happier, healthier world where Pets, People and the Planet thrive. Our purpose, combined with a focus on delivering on our commitments, allows us to offer a differentiated value proposition to our employees – a place where you can do good and do well at the same time. We know that our people are our enduring advantage and we are obsessed in our mission to ensure that all people who touch Freshpet are better in some way. We strive to be the place where people love to work and we encourage everyone to grow, have fun and deliver on our vision. Our overall people strategy is designed to attract, develop and retain the best qualified employees to meet our business goals on an ongoing basis and to execute our growth strategy. We do this through practices that promote inclusion, provide development opportunities for employees across the organization and provide competitive rewards and benefits. We also believe that having an engaged, diverse and committed workforce not only enhances our culture but also drives our business success.
As of December 31, 2021, we employed 796 team members, an increase of approximately 34% from one year earlier. Our employees are primarily based in Freshpet’s three locations of Bethlehem, Pennsylvania, Secaucus, New Jersey and Ennis, Texas, with seven of our employees being based in Europe. None of our employees are represented by a labor union or covered by a collective bargaining agreement.
As of December 31, 2021, our workforce consisted of approximately 520 hourly production employees, 171 salaried and managerial employees in manufacturing and 105 salaried and managerial employees in other functions, such as Marketing, Finance, Sales, Consumer Care, and other support and distribution roles.
Employee Engagement
In 2020, Freshpet achieved an engagement score of 82% with a total participation rate of 70%. Our Net Promoter score was 8.3, which we believe demonstrates our employees’ positive perception about the future of Freshpet and strong belief in our vision.
At Freshpet, our programs are designed to reward and support employees through competitive pay, creative incentive programs and generous benefits. We strive to ensure that our benefit offerings meet the evolving needs of our diverse workforce across all of our locations. The surge in growth coupled with the COVID-19 pandemic put significant strain on our human resources in 2021. Labor shortages driven by factors relating to the pandemic forced us to rethink our approach to attracting and retaining the right talent in the business. In September of 2021, Freshpet rolled out a wage increase program that was closely tied to skills development and career progression. We wanted to ensure that our entry wages remained competitive, but also provided a clear path for career growth and progression. The program was designed to ensure that we build the right processing and packaging skills in our Freshpet Kitchens, whilst providing an accelerated path to higher wages and wealth creation through incremental stock grants. To further strengthen the employer value proposition, Freshpet also introduced changes to the benefits programs that took into consideration the changing needs of employees. Benefits have been adjusted to cater to the evolving needs of our employee base and address important topics such as paid time off and parental leave. These revised practices will continue to form part of our ongoing efforts to ensure a strong, engaged employee base.
Health and Safety
Along with our focus on business performance throughout the COVID-19 pandemic, we were determined to maintain our momentum in building our reputation as a company that puts its people first and leads by example. We prioritized the health and safety of our people, going to great lengths to support their physical and mental wellbeing. During the hardest weeks of the crisis, when many organizations were forced to downsize teams and close doors, not a single employee was laid off or furloughed due to the pandemic.

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The COVID-19 pandemic provided us with a defining moment to support and further develop and entrench our employee-centric culture. This showed up in our prioritization of the health, safety and welfare of our employees. Our comprehensive response to the COVID-19 pandemic included:
•	Adopting a COVID-19 screening and contact tracing process;
•	Establishing physical distancing procedures in our kitchens;
•	Modifying office workstations with physical dividers;
•	Implementing additional cleaning and disinfecting procedures;
•	Enabling work from home options for our corporate office employees in Secaucus, New Jersey; and
•	Suspending our absenteeism policy to encourage those who did not feel well to stay home.
As a result of the COVID pandemic, we have retained the services of bi-lingual on-site industrial nurses who work with our team on health-related issues. This has become a popular and heavily utilized resource for our team.
At our Freshpet Kitchens, the Company provides employees with extensive safety gear and protective clothing as well as a wide array of hot beverages and warm soups to help our team members stay warm in our refrigerated facilities.
The Freshpet team regularly monitors and evaluates injury rates, safety observances and near-misses, and takes proactive steps to ensure employee safety is paramount in all our planning.
Diversity and Inclusion
We believe that a diverse workforce is critical to our success, and our goal is to create a culture where we provide equal and fair opportunities for all of our employees. Our values are reflected in our diverse workforce, and we believe that our competitive advantage lies in our diversity of thought, creativity in solving systemic problems and strengthening our partnerships with pet-caring organizations and the communities in which we live.
Our workforce reflects the communities in which we operate. For example, as reported in our most recent annual report, our Manufacturing staff in the Freshpet Kitchens in Bethlehem, Pennsylvania and Ennis, Texas reflect a diverse mix of approximately 53% White, 32% Hispanic or Latino, 7% African American and 8% other ethnicities.
Across the whole organization our spread of diverse talent is reflected as follows: 57% White employees, 29% Hispanic or Latino employees, 7% African American employees and 8% other ethnicities.
The Company and the Board have made deliberate efforts to expand the diversity of our leadership and Board and to create an inclusive environment. Currently, of the nine non-executive members of the Board, three are female. One of the members of the Board is African American.
The Company’s senior leadership team consists of eight people, two of whom are female, with one person being African American. The Manufacturing organization is led by a Hispanic male.

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Board Diversity Matrix
Board Diversity Matrix (As of August [22], 2022)
Board Size:
Total Number of Directors	10
Gender	Female	Male	Non-Binary	Did not Disclose Gender
Directors	3	7
Number of Directors who identify in Any of the Categories Below:
African American or Black	1
Alaskan Native or Native American
Asian (other than South Asian)
South Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	7
Two or More Races or Ethnicities
LGBTQ+
Persons with Disabilities
Did Not Disclose Demographic Background
Employee Benefits
Freshpet offers a comprehensive collection of benefits designed to make Freshpet competitive within the talent pools from which it recruits. All Freshpet employees are eligible for the same benefits regardless of title. In order to incentivize and engage our workforce, Freshpet provides:
•	Industry-leading compensation, including stock compensation for every employee (granted after 12-months of continuous employment for hourly employees)
•	Multi-year equity grants to “One-of-a-Kind Talent” employees identified by the Board
•	401(k) matching for every employee
•	Industry-leading healthcare offered equitably for every employee (including pet insurance)
•	Competitive perquisites, including pet insurance, free healthy snack room and catered lunches (including ice cream Fridays)
•	Paid Parental leave, Tuition reimbursement
We also allow each employee to take home one package of Freshpet each day to feed their pet or the pet of someone close to them.
Recruitment
Freshpet aggressively recruits for talent to fill our rapidly growing manufacturing operations. We have four full-time recruiters on staff who screen potential new hires and conduct their on-boarding training. We advertise on social media, billboards and radio and use a variety of job referral services to attract the skilled labor we require.
To fill the increasing managerial roles arising from Freshpet’s growth, we also use third-party recruiters who are experts on what makes Freshpet unique and have a deep understanding of our culture and requirements. These recruiters have successfully helped us to fill a wide range of roles with a focus on increasing the diversity of our managerial ranks.

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Governance of Corporate Responsibility
We believe good governance at all levels is necessary to drive corporate responsibility, and that our corporate governance is more effective when we consider environmental and social issues as a part of corporate strategy, key risks, and our operations. As a part of this endeavor, our Board oversees the management team fulfilling responsibilities relating to sustainability and corporate social responsibility, particularly those that may affect the stakeholders and stockholders of our Company, and the communities in which we operate. Our Board and its committees play a critical role in oversight of our corporate culture and holds management accountable for its maintenance of high ethical standards, governance practices and compliance programs to protect our business, employees and reputation.
To promote honesty, integrity and compliance with applicable laws, we established our Code of Ethics that applies to every director, officer and employee. All Freshpet employees are required to certify that they comply with the Code of Ethics and its related policies and programs.
Freshpet has a zero-tolerance policy for bribery and corruption. The Board established a robust Whistleblower Policy to set optimal procedures with regard to reports of concerns made by employees and other parties, and to protect whistleblowers against harassment or retaliation. The Whistleblower line is monitored directly by our CEO and Senior Vice President of Human Resources and is reported to the Audit Committee quarterly.
Freshpet received five inquiries on the Whistleblower line in 2021 from callers based within our manufacturing Kitchens. The inquiries related to hourly employee shift concerns and were investigated internally or by an independent labor attorney. Remedial actions were taken to address the employee concerns and all inquiries have been closed.

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DIRECTORS, EXECUTIVE OFFICERS, & CORPORATE GOVERNANCE

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE
BOARD OF DIRECTORS
Set forth below is the name, age (as of August [22], 2022), position and a description of the business experience of each of our directors and director nominees:
NAME	AGE	POSITION(S)	CLASS	APPOINTED	CURRENT TERM EXPIRATION
DIRECTOR NOMINEES
J. David Basto	[50]	Director	II	Dec 2010	2022
Lawrence S. Coben, Ph.D.	[64]	Director	II	Nov 2014	2022
Walter N. George, III	[66]	Director	II	Nov 2014	2022
Craig D. Steeneck	[64]	Director	II	Nov 2014	2022
CONTINUING DIRECTORS
Charles A. Norris	[76]	Chairman of the Board and Director	III	Oct 2006	2023
William B. Cyr	[59]	Director and Chief Executive Officer	III	Sept 2016	2023
Olu Beck	[56]	Director	III	Oct 2019	2023
Leta D. Priest	[63]	Director	III	Sept 2018	2023
Daryl G. Brewster	[65]	Director	I	Jan 2011	2024
Jacki S. Kelley	[56]	Director	I	Feb 2019	2024

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BACKGROUND OF DIRECTORS
DIRECTOR NOMINEES

Director
J. David Basto has been a member of our Board of Directors since December 2010. Mr. Basto is a Managing Director of The Carlyle Group, which he joined in 2015. Prior to joining The Carlyle Group, Mr. Basto was Founding Partner and Managing Director of Broad Sky Partners, from its formation in 2013 to 2015. Prior to co-founding Broad Sky Partners, Mr. Basto worked for MidOcean Partners from its inception in 2003 through 2013, most recently as Managing Director and co-head of MidOcean Partner’s consumer sector investing team. Prior to MidOcean Partners, Mr. Basto worked for DB Capital Partners and its predecessor BT Capital Partners from 1998 through 2003. Previously, Mr. Basto held positions with Juno Partners and Tucker Anthony Inc. Mr. Basto serves on the board of directors of the parent entities of the private companies Arctic Glacier, Inc., Every Man Jack, Compana Pet Brands and Hive Brands. Mr. Basto provides the Board of Directors with extensive core business and leadership skill as well as expertise in analyzing financial issues and insights into the consumer sector.

Director
Lawrence S. Coben, Ph.D. has been a member of our Board of Directors since November 2014. Dr. Coben has served as Chairman of the Board of NRG Energy since February 2017 and has been a director of NRG since December 2003. Dr. Coben was Chairman and Chief Executive Officer of Tremisis Energy Corporation LLC from 2003 to December 2017. Dr. Coben was Chairman and Chief Executive Officer of Tremisis Energy Acquisition Corporation II, a publicly held company, from July 2007 through March 2009 and of Tremisis Energy Acquisition Corporation from February 2004 to May 2006. From January 2001 to January 2004, Dr. Coben was a Senior Principal of Sunrise Capital Partners L.P., a private equity firm. From 1997 to January 2001, Dr. Coben was an independent consultant. From 1994 to 1996, Dr. Coben was Chief Executive Officer of Bolivian Power Company. Dr. Coben served on the advisory board of Morgan Stanley Infrastructure II, L.P. from September 2014 through December 2016. Dr. Coben is also Executive Director of the Escala Initiative (formerly the Sustainable Preservation Initiative) and a Consulting Scholar at the University of Pennsylvania Museum of Archaeology and Anthropology. Dr. Coben provides the Board of Directors with significant managerial, strategic, and financial expertise, particularly as it relates to company financings, transactions and development initiatives.

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Director
Walter N. George, III has been a member of our Board of Directors since November 2014. Mr. George is the President of G3 Consulting, LLC, a boutique advisory firm specializing in value creation in small and mid-market consumer products companies, a company he founded in 2013. Mr. George served as President of the American Italian Pasta Company and Corporate Vice President of Ralcorp Holdings from 2010 until its sale to Conagra Foods in 2013. Mr. George served as Chief Operating Officer at American Italian Pasta Company from 2008 to 2010. From 2001 to 2008, Mr. George served in other executive roles with American Italian Pasta Company, including Senior Vice President—Supply Chain and Logistics and Executive Vice President—Operations and Supply Chain. From 1988 through 2001, Mr. George held a number of senior operating positions with Hill’s Pet Nutrition, a subsidiary of Colgate Palmolive Company, most recently as Vice President of Supply Chain. Mr. George serves on the board of Old World Spices and Seasonings, Inc. Mr. George is non-executive chairman of the board of Indigo Wild, LLC. Mr. George provides the Board of Directors with operations expertise, consumer products and pet food industry expertise and public company experience.

Director
Craig D. Steeneck has been a member of our Board of Directors since November 2014. Mr. Steeneck served as the Executive Vice President and Chief Financial Officer of Pinnacle Foods Inc. from July 2007 to January 2019, where he oversaw the company’s financial operations, treasury, tax, investor relations, corporate development and information technology and was an integral part of the integration team for several of its acquisitions. From June 2005 to July 2007, Mr. Steeneck served as Executive Vice President, Supply Chain Finance and IT of Pinnacle Foods, helping to redesign the supply chain to generate savings and improved financial performance. Pinnacle Foods was acquired by Conagra Brands in October 2018. From April 2003 to June 2005, Mr. Steeneck served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Cendant Timeshare Resort Group (now Wyndham Destinations, Inc.), playing key roles in wide-scale organization of internal processes and staff management. From March 2001 to April 2003, Mr. Steeneck served as Executive Vice President and Chief Financial Officer of Resorts Condominiums International (now Wyndham Destinations, Inc.). From October 1999 to February 2001, Mr. Steeneck was the Chief Financial Officer of International Home Foods Inc. Mr. Steeneck has served as a board member and as a member of the Audit Committee of Hostess Brands, Inc. since November 2016, and as lead independent director from January 2019 to December 2019. Mr. Steeneck also previously served as Chairman of the Hostess Brands, Inc. Audit Committee. Mr. Steeneck has served as a board member of Utz Brands, Inc. since November 2018, where he is Chairman of the Audit Committee and member of the Compensation Committee. Mr. Steeneck served on the Board of Directors of Kind, Inc. from May 2019 to July 2020. Mr. Steeneck provides the Board of Directors with extensive management experience in the consumer-packaged goods industry as well as accounting and financial expertise.

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CONTINUING DIRECTORS

Chairman of the Board and Director
Charles A. Norris has been a member of our Board of Directors (the “Board”) and Chairman of the Board since October 2006. Mr. Norris served as a member of the board of directors of Primo Water Corporation from 2016 to April 2020 and previously served as the Chairman of Glacier Water Services Inc. from 2001 to 2016. Mr. Norris was previously a member of the board of directors of Advanced Engineering Management and MP Holdco LLC, and was Chairman of the Board of Day Runner from September 2001 to November 2003, when it was sold. Mr. Norris is the retired President of McKesson Water Products Company, a bottled water company and division of McKesson Corporation, where he served as President from 1990 until he retired in October 2000. From 1981 through 1989, Mr. Norris served as President of Deer Park Spring Water Company, which was a division of Nestlé USA, and then led an investor group that acquired the business in 1985 until it was sold to Clorox in 1987. Mr. Norris remained with Clorox through 1989 following their acquisition of Deer Park. From 1973 to 1985, Mr. Norris served in various operational executive positions with Nestlé in both Switzerland and the United States. Mr. Norris provides the Board of Directors with extensive corporate leadership experience as well as a deep understanding of our business.

Director and CEO
William B. Cyr has been a member of our Board of Directors and our Chief Executive Officer since September 2016. Before assuming his role at Freshpet, Mr. Cyr served as President and Chief Executive Officer of Sunny Delight Beverages Co. (“SDBC”) from August 2004 to February 2016. Prior to joining SDBC, Mr. Cyr spent 19 years at Procter & Gamble, where he ultimately served as the Vice President and General Manager of the North American Juice Business and Global Nutritional Beverages. Mr. Cyr serves as a Board and Executive Committee Member of the Consumer Brands Association, a position he has held since 2002. Additionally, during his time as President and Chief Executive Officer of SDBC, Mr. Cyr was a member of the Board of Directors of American Beverage Association from 2007 until 2016 and on the Executive Committee from 2012 to 2016. Mr. Cyr holds an A.B. from Princeton University. Mr. Cyr provides the Board of Directors with knowledge of the daily affairs of the Company, expertise in the consumer products industry and extensive experience in corporate leadership.

Director
Daryl G. Brewster has been a member of our Board of Directors since January 2011. Since 2021, Mr. Brewster has served as the Chief Executive Officer of Transformational CPG Acquisition Corp., a newly organized blank check company focused on effecting a potential transaction in the consumer packaged goods industry. Since 2013, Mr. Brewster has served as the Chief Executive Officer of CECP, a coalition of chief executive officers from over 200 large cap companies focused on driving sustainable business and improving communication with strategic investors. Since 2008, Mr. Brewster has also been the founder and chief executive officer of Brookside Management, LLC, a boutique consulting firm that provides C-level consulting and support to consumer companies and service providers to the industry. Mr. Brewster serves as an Operating Advisor to The Carlyle Group and previously served as a Management Advisor to MidOcean Partners. Mr. Brewster served as the Chief Executive Officer of Krispy Kreme Doughnuts, Inc. from March 2006 through January 2008. From 1996 to 2006, Mr. Brewster was a senior executive at Nabisco, Inc. and Kraft, Inc. (which acquired Nabisco in 2000), where he served in numerous senior executive roles, most recently as Group Vice President and President, Snacks, Biscuits and Cereal. Before joining Nabisco, Mr. Brewster served as Managing Director, Campbell’s Grocery Products Ltd.—UK, Vice-President, Campbell’s Global Strategy, and Business Director, Campbell’s U.S. Soup. Mr. Brewster serves on the boards of several middle-market growth companies, and previously served on the board of E*Trade Financial Services, Inc. Mr. Brewster provides the Board of Directors with experience in corporate leadership, public company operations, and an understanding of the pet and consumer packaged goods industries.

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Director
Jacki S. Kelley has been a member of our Board of Directors since February 2019. Ms. Kelley has over 25 years of executive and senior leadership experience in the media and digital industries. Ms. Kelley currently serves as CEO/Americas at Dentsu, Inc., a role she has held since January 2020. Prior to her current role, Ms. Kelley spent five years at Bloomberg, first joining as Chief Operating Officer of Bloomberg Media in 2014 and then moving to Bloomberg LP in 2017 after being appointed Deputy Chief Operating Officer. Before joining Bloomberg, Ms. Kelley was the CEO, North America, and President of Global Clients for IPG Mediabrands as well as Global CEO, Universal McCann. Ms. Kelley was also a Vice President, Worldwide Strategy & Solutions, at Yahoo! and worked with USA Today for 18 years, leaving the company as a Senior Vice President. Ms. Kelley also serves on the board of directors of Comic Relief USA and is an Executive Board member of the Ad Council. Ms. Kelley provides the Board of Directors with corporate leadership and extensive senior management experience in media and marketing.

Director
Olu Beck has been a member of our Board of Directors since October 2019. Since January 2013, Ms. Beck has been the Founder and Chief Executive Officer of The Beck Group NJ, a boutique strategic and management consulting firm. Ms. Beck also served as Chief Executive Officer and a member of the board of directors of Wholesome Sweeteners, Inc., a maker of consumer-packaged natural and organic sweeteners and snacks, from 2016 to 2018. Prior to that, Ms. Beck served as Head of Global & U.S. Marketing (Shopper) & Health and Wellness for Johnson and Johnson, Inc. from 2010 to 2012. Prior to Johnson and Johnson, Inc., Ms. Beck served in various executive leadership roles in Finance and Sales at Mars Incorporated from 1989 to 2009, including serving as Chief Financial Officer of Uncle Ben’s Rice. Ms. Beck also serves on the board of directors of Hostess Brands, Inc., Denny’s Inc. and Saputo Inc. (TSX: SAP) and is Chair of the Audit Committee of Hostess Brands, Inc. Ms. Beck has more than 25 years of experience in finance, portfolio business management and general management, including direct experience in transformational and strategic growth—both organically and through mergers and acquisition. Ms. Beck provides the Board of Directors with diversified, cross-functional and global experience, extensive management experience in the consumer packaged goods industry and insights into leading practices in executive compensation, corporate governance and audit.

Director
Leta D. Priest has been a member of our Board of Directors since September 2018. Ms. Priest has over 30 years of executive and senior leadership experience in the retail and consumer packaged goods industries. Ms. Priest was a key leader in food for Walmart from May 2003 to November 2015 during Walmart’s expansion of grocery, including having served as Senior Vice President and General Merchandising Manager, Fresh Food from 2009 to 2015. Ms. Priest also served as Senior Vice President, General Merchandising Manager in other key areas of food for Walmart from January 2007 through 2015. Ms. Priest began her career with Walmart as Vice President of Food Development. Ms. Priest joined Walmart from Safeway, where she served as Vice President Corporate Brands, North America from January 1998 to April 2003. Prior to her time at Safeway, Ms. Priest had 11 years of consumer products experience in senior leadership roles across brand management and product development with The Torbitt & Castleman Company and Dole Food Company. Ms. Priest serves as a director on the following private company boards: Gehl Foods since November 2019 and Milo’s Tea Company since April 2018. In 2017, Ms. Priest completed seven years as a director on the board of directors of Feeding America, a non-profit organization. Ms. Priest provides the Board of Directors with corporate leadership, public company experience and extensive senior management experience in the retail and consumer packaged goods industries.

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Stock Ownership Guidelines for Non-Employee Directors
Stock ownership guidelines are in place for our non-employee directors to encourage significant ownership of our common stock by our non-employee directors and to further align the personal interests of our non-employee directors with the interests of the Company’s stockholders. Non-employee directors are expected to own common stock valued at an amount at least three times the cash retainer, as calculated for each calendar year on the first trading day of each calendar year.
Family Relationships
There are no family relationships among any of our directors and executive officers.
Corporate Governance, Board Structure and Director Independence
Our Board of Directors consists of 10 members and is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board of Directors. Vacancies on the Board of Directors can be filled by resolution of the Board of Directors. Mr. Norris serves as the Chairman of our Board of Directors. We believe that each of the members of our Board of Directors, except Mr. Cyr, is independent consistent with Nasdaq rules. Mr. Brewster and Ms. Kelley are the Class I directors, and their terms will expire in 2024. Mr. Basto, Mr. George, Mr. Steeneck and Dr. Coben are the Class II directors, and their terms will expire in 2022. Mr. Norris, Ms. Priest, Ms. Beck and Mr. Cyr are the Class III directors, and their terms will expire in 2023. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control. See “—Commitment to Good Corporate Governance” for additional information.
Our Board of Directors met six times during 2021. Under the Company’s corporate governance guidelines, Board members are expected to attend all meetings of the Board and committees on which they serve. Each director serving on the Board in 2021 attended at least 75% of the total meetings of the Board and of Committees on which he or she served during the time he or she was on the Board in 2021. All of the members of our Board of Directors serving at the time attended our 2021 annual stockholders’ meeting. Our corporate governance guidelines are available on our corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.
Board Committees
Our Board of Directors has three standing committees: an Audit Committee; a Nominating, Governance and Sustainability Committee; and a Compensation Committee. Each of the committees reports to the Board of Directors as they deem appropriate, and as the Board of Directors may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Audit Committee
The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit and the audit fee; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm, including taking into consideration whether the independent auditor’s provision of any non-audit services to us is compatible with maintaining the independent auditor’s independence; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving related person transactions; (9) annually reviewing the Audit Committee charter and the committee’s performance; and (10) handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.
Our Audit Committee consists of Mr. Steeneck (chair), Mr. Basto and Ms. Beck. Our Board of Directors has affirmatively determined that Mr. Steeneck, Mr. Basto and Ms. Beck meet the definition of “independent directors” for purposes of serving on an Audit Committee under applicable SEC and Nasdaq rules. In addition, Mr. Steeneck qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K. The Audit Committee met four times during 2021.

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Our Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.
Nominating, Governance and Sustainability Committee
The Nominating, Governance and Sustainability Committee is responsible for developing and recommending to the Board of Directors criteria for identifying and evaluating candidates for directorships and making recommendations to the Board of Directors regarding candidates for election or re-election to the Board of Directors at each annual stockholders’ meeting. In addition, the Nominating, Governance and Sustainability Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The Nominating, Governance and Sustainability Committee is also responsible for making recommendations to the Board of Directors concerning the structure, composition and function of the Board of Directors and its committees.
In considering director nominees, the Nominating, Governance and Sustainability Committee considers a number of factors, including:
1	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;
2	the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company’s business;
3	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and
4
the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of other public companies on which he or she serves.

When formulating its Board membership recommendations, the Nominating, Governance and Sustainability Committee will consider advice and recommendations from stockholders, management and others as it deems appropriate, including a leadership search firm, Spencer Stuart, which was retained by the Nominating, Governance and Sustainability Committee to assist in identifying and evaluating potential candidates. Although we do not have a formal policy regarding Board diversity, when evaluating candidates for nomination as a director, the Nominating, Governance and Sustainability Committee does consider diversity in its many forms, including among others, experience, skills, ethnicity, race and gender. We believe a diverse Board, as so defined, provides for different points of view and robust debate and enhances the effectiveness of the Board. Upon identifying a potential nominee, members of the Nominating, Governance and Sustainability Committee will interview the candidate, and based upon that interview, reference checks and committee discussions, make a recommendation to the Board.
The Nominating, Governance and Sustainability Committee evaluates director candidates recommended by a stockholder according to the same criteria as a candidate identified by the Nominating, Governance and Sustainability Committee. To date, the Company has not received a recommendation for a director candidate from our stockholders.
Stockholders may recommend candidates at any time, but to be considered by the Nominating, Governance and Sustainability Committee for inclusion in the Company’s proxy statement for the 2023 annual meeting of stockholders, recommendations must be submitted to the attention of the Chairman of the Nominating, Governance and Sustainability Committee not earlier than the close of business on [June 5, 2023] nor later than the close of business on [July 5, 2023] (assuming the Company does not change the date of the 2023 annual meeting of stockholders by more than 30 days before or 60 days after the anniversary of the 2022 Annual Meeting). A stockholder recommendation must contain:
1	the candidate’s name, a detailed biography outlining the candidate’s relevant background, professional and business experience and other significant accomplishments;
2	an acknowledgment from the candidate that he or she would be willing to serve on the Board, if elected;
3	a statement by the stockholder outlining the reasons why this candidate’s skills, experience and background would make a valuable contribution to the Board; and
4
a minimum of two references from individuals that have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member.

Stockholder submissions recommending director candidates for consideration must be sent to the Company’s corporate offices, located at 400 Plaza Drive, 1st Floor, Secaucus, NJ 07094, Attention: Corporate Secretary.

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Our Nominating, Governance and Sustainability Committee consists of Mr. George (Chair), Dr. Coben and Ms. Kelley. Our Board of Directors has affirmatively determined that Mr. George, Dr. Coben and Ms. Kelley meet the definition of “independent directors” for purposes of serving on a Nominating, Governance and Sustainability Committee under applicable SEC and Nasdaq rules. Our Nominating, Governance and Sustainability Committee met two times during 2021.
Our Board of Directors adopted a written charter for the Nominating, Governance and Sustainability Committee, which is available on our corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.
Compensation Committee
The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans. The Compensation Committee may delegate its responsibilities to a subcommittee formed by the Compensation Committee. The Compensation Committee, in its sole discretion, may also engage legal, accounting, or other consultants or experts, including compensation consultants, to assist in carrying out its responsibilities.
Our Compensation Committee consists of Mr. Brewster (Chair), Ms. Beck and Ms. Priest. Our Board of Directors has affirmatively determined that Mr. Brewster, Ms. Beck and Ms. Priest meet the definition of “independent directors” for purposes of serving on a Compensation Committee under applicable SEC and Nasdaq rules. Our Compensation Committee met five times during 2021. Ms. Kelley served on the Compensation Committee until the fourth quarter of 2021.
Our Board of Directors adopted a written charter for the Compensation Committee, which is available on our corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.
Risk Oversight
Our Board of Directors is responsible for overseeing our risk management process. The Board of Directors focuses on our general risk management strategy and the most significant risks facing us and ensures that appropriate risk mitigation strategies are implemented by management. The Board of Directors is also apprised of risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage unnecessary risk-taking. In addition, our Audit Committee oversees the performance of our internal audit function and considers and approves or disapproves any related-party transactions.
Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
We believe good governance at all levels is necessary to drive corporate responsibility, and that our corporate governance is more effective when we consider environmental and social issues as a part of corporate strategy, key risks, and our operations. As a part of this endeavor, the Board oversees the management team fulfilling responsibilities relating to sustainability and corporate social responsibility, particularly those that may affect the stakeholders and stockholders of our Company, and the communities in which we operate. Our Board and its committees play a critical role in oversight of our corporate culture and hold management accountable for its maintenance of high ethical standards, governance practices and compliance programs to protect our business, employees and reputation.

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Leadership Structure of the Board of Directors
The positions of Chairman of the Board and Chief Executive Officer are presently separated. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. While our Bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is, or has ever been, an executive officer or employee of the Company, nor did they have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. During 2021, none of our executive officers served as a director or as a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has an executive officer serving as a director on our Board, or as a member of the Compensation Committee.
Code of Ethics
We adopted a written General Code of Ethics (“General Code”) which applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer and controller. In addition, we adopted a written Code of Ethics for Executive Officers and Principal Accounting Personnel (“Code of Ethics”), which applies to our principal executive officer, principal financial officer, controller and other designated members of our management. Copies of each code are available on our corporate website at www.freshpet.com. The information contained on our website does not constitute a part of this Proxy Statement. We will provide any person, without charge, upon request, a copy of our General Code or Code of Ethics. Such requests should be made in writing to the attention of our Corporate Secretary at the following address: Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094.
Communications to the Board of Directors
Stockholders and other interested parties may contact any member (or all members) of the Board by U.S. mail. Such correspondence should be sent c/o Corporate Secretary, Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094.
All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board.
Executive Officers
Set forth below is the name, age (as of August [22], 2022), position and a description of the business experience of each of our executive officers (business experience for Mr. Cyr, who is both a director and executive officer, can be found in the section entitled “—Board of Directors”).
NAME	AGE	POSITION(S)
William B. Cyr	[59]	Director and Chief Executive Officer
Scott Morris	[53]	President and Chief Operating Officer
Heather Pomerantz	[48]	Chief Financial Officer
Stephen Macchiaverna	[64]	Executive Vice President, Secretary and Treasurer
Cathal Walsh	[50]	Senior Vice President, Managing Director of Europe
Thembeka Machaba	[44]	Senior Vice President, Human Resources
Ivan Garcia	[37]	Vice President, Controller

DIRECTORS, EXECUTIVE OFFICERS, & CORPORATE GOVERNANCE | 36
Background of Executive Officers
President, Chief Operating Officer & Co-Founder
Scott Morris is a co-founder of Freshpet and has served as our Chief Operating Officer since July 2015 and President since March 2016. Mr. Morris served as our Chief Marketing Officer from January 2014 to July 2015 and Senior Vice President of Sales and Marketing from 2010 to 2013. Mr. Morris is involved in all aspects of Company development and day-to-day operations. Prior to joining Freshpet, Mr. Morris was Vice President of Marketing at The Meow Mix Company from 2002 to 2006. Previously, Mr. Morris worked at Ralston Purina from 1990 to 2002, holding various leadership positions in Sales and Marketing, most recently Pet Food Group Director. Mr. Morris also works as an advisor and investor in several small startup consumer packaged goods companies with strong social missions and a focus to improve food and the world. Additionally, in 2020, Mr. Morris co-founded Hive Brands, an eco-friendly commerce platform for sustainable food and household goods.
Chief Financial Officer
Heather Pomerantz has served as Chief Financial Officer since October 2020. Ms. Pomerantz previously served as our Executive Vice President of Finance from January 2020 to October 2020. Prior to joining Freshpet, from March 2019 to December 2019, Ms. Pomerantz served as the Vice President of Finance for North America for The Nature’s Bounty Co. Prior to joining The Nature’s Bounty Co., Ms. Pomerantz served in various finance and accounting roles at Unilever from June 2001 to February 2019, concluding as Vice President of North America Transformation. Prior to joining Unilever, Ms. Pomerantz worked as a consultant at PricewaterhouseCoopers LLP, where she had responsibilities for ERP implementations. Ms. Pomerantz has over twenty years of oversight and leadership experience in finance and systems roles in the consumer packaged goods industry.
EVP, Secretary & Treasurer
Stephen Macchiaverna has served as Executive Vice President, Secretary and Treasurer since September 2020. Prior to that time, Mr. Macchiaverna served as Senior Vice President, Controller & Secretary, from October 2006. Prior to joining Freshpet, Mr. Macchiaverna was the Controller for The Meow Mix Company from its inception in 2002 through its sale and transition to Del Monte Foods in 2006. From 1999 to 2001, Mr. Macchiaverna was the Vice President of Finance and Treasurer of Virgin Drinks USA, Inc. Mr. Macchiaverna began his consumer-packaged goods career with First Brands Corporation, where he worked from 1986 to 1999, most recently as Divisional Controller for all domestic subsidiaries. Mr. Macchiaverna has over 30 years’ experience in consumer-packaged goods financial management.
Co-Founder, SVP and Managing Director of Europe
Cathal Walsh is a co-founder of Freshpet and has served as Senior Vice President, Managing Director of Europe, previously titled Senior Vice President of Cooler Operations, since January 2011 and previously served as our Chief Operating Officer from October 2006 to January 2011. Prior to joining Freshpet, Mr. Walsh was Zone Marketing Manager at Nestlé Worldwide from 2000 to 2005 and was Marketing Manager at Nestlé Pet Care from 1996 to 2000. Mr. Walsh has over 25 years’ experience in packaged goods marketing, sales and management, including in international food markets.
SVP, Human Resources
Thembeka “Thembi” Machaba has served as SVP of Human Resources since August 2020. Ms. Machaba has over 20 years’ experience in the Manufacturing, Food & Beverage industries. Prior to joining Freshpet, Ms. Machaba was a Vice President of Global Human Resources and Organization Development at Molson Coors from January 2019 to August 2020 and Senior Director of Global Human Resources from October 2016 to December 2018. Ms. Machaba held various roles within Human Resources at MillerCoors, the North American Business unit of Molson Coors from August 2012 to October 2016. Prior to moving to the United States, Ms. Machaba served in a number of senior Human Resource roles in SABMiller, a global brewing company in South Africa beginning in 2003 to 2011. Prior to joining SABMiller, Ms. Machaba worked in a training role at AFROX, a chemical manufacturing company in South Africa. Prior to that Ms. Machaba worked at Unilever SA in various Human Resources roles.
VP of Finance, Controller
Ivan Garcia has served as Vice President of Finance since April 2017 and Controller since September 2020, having previously served as Director of Financial Reporting and Budgeting from June 2015 to March 2017 and Manager of Financial Reporting from February 2014 to May 2015. Prior to joining Freshpet, Mr. Garcia held progressive roles at KPMG LLP, including Manager of Audit, from September 2007 to January 2014, where he served both public and private clients mainly in the consumer and industrial market segments.

DIRECTORS, EXECUTIVE OFFICERS, & CORPORATE GOVERNANCE | 37
Stock Ownership Guidelines
Stock ownership guidelines (“Guidelines”) are in place for our senior executive officers (or “Covered Persons”)—including our NEOs—to encourage significant ownership of our common stock by our senior executives and to further align the personal interests of our senior executives with the interests of our stockholders. The Guidelines require (i) our CEO to own common stock valued at four times annual base pay, (ii) our NEOs, other than our CEO, to own common stock valued at three times annual base pay, and (iii) our other senior executive officers to own common stock valued at up to two times annual base pay, based on seniority.
Covered Persons are required to achieve their respective levels of stock ownership within the later of five years of the date they enter the listed positions or the date the Guidelines were adopted. If a Covered Person is not in compliance with the Guidelines, the Covered Person will be required to retain at least 50% of the Covered Person’s vested stock options and vested stock units granted pursuant to a stock incentive plan of the Company. If the Covered Person falls below the Guidelines solely as a result of a decline in the value of our common stock, the Covered Person will have a period of 12 months within which to increase such Covered Person’s stock ownership to meet the Guidelines. Notwithstanding the terms of the Guidelines, Covered Persons may sell or otherwise dispose of shares of our common stock to (a) pay the exercise price of Company stock options in a net-share stock option transaction; and (b) satisfy any applicable tax withholding obligations due in connection with the exercise of options or the vesting or payment of any restricted stock units. If the Guidelines place a hardship on a Covered Person, the Compensation Committee is empowered to develop an alternative stock ownership guideline for a Covered Person that reflects both the intention of the Guidelines and the personal circumstances of the Covered Person.

DIRECTORS, EXECUTIVE OFFICERS, & CORPORATE GOVERNANCE | 38

freshpet
SELECT
fresh from the kitchen
HOME COOKED CHICKEN RECIPE
WITH ANTIOXIDANT-RICH CRANBERRIES & GARDEN VEGETABLES
Natural with added vitamins & minerals
MADE IN THE USA
REAL FOOD FRESH FROM THE FRIDGE
NET WT 1.75 LB (794 g)
KEEP REFRIGERATED

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION | 40
INTRODUCTION
This CD&A describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers (“NEOs”). This CD&A also describes Freshpet’s philosophy behind and objectives for executive compensation, as well as the manner in which the Company awards, and our NEOs earn, such compensation. Finally, this CD&A is intended to supplement the data presented in the Summary Compensation Table and other compensation tables that follow the CD&A.
The following table lists our NEOs for 2021, which is the group consisting of each individual who served as our Chief Executive Officer or Chief Financial Officer during 2021, and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2021.
NAME	PRINCIPAL POSITION
William B. Cyr	Chief Executive Officer
Scott Morris	President and Chief Operating Officer
Heather Pomerantz	Chief Financial Officer
Stephen L. Weise	Executive Vice President, Manufacturing & Supply Chain
Cathal Walsh	Senior Vice President, Managing Director of Europe
LEADERSHIP CHANGES
On August 1, 2021, Stephen Weise began transitioning from his role as the Company’s Executive Vice President of Manufacturing & Supply Chain in anticipation of his retirement at the end of 2022. Consistent with the scope of his responsibilities, Mr. Weise’s 2021 compensation was not impacted by this transition. Beginning in 2022, Mr. Weise’s compensation was reduced to 50% of his 2021 compensation to reflect the narrowed scope of his responsibilities. Mr. Weise’s equity compensation will remain unchanged until the effective date of his retirement, and, until such time, he will be eligible to participate in all of the Company’s benefit plans.
The company also announced two additional leadership changes in 2021: Ricardo Moreno (VP Manufacturing) and Chris Taranto (VP Procurement and Supply Chain Services) were elevated to the leadership team to provide strategic oversight of the Production operations, Procurement and Logistics functions respectively.
COMPENSATION PHILOSOPHY AND OBJECTIVES
Our philosophy is to align our executive compensation with the interests of our stockholders by basing our fundamental compensation decisions on financial objectives that our Board believes have a significant impact on long-term stockholder value. An important goal of our executive compensation program is to help ensure that we hire and retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term corporate goals. Our executive compensation program is designed to reinforce a strong pay-for-performance orientation and to serve the following purposes:
•	to reward our NEOs for sustained financial and operating performance and strong leadership;
•	to align our NEOs’ interests with the interests of our stockholders; and
•	to encourage our successful NEOs to remain with us for the long-term.
Underpinning our compensation philosophy is the belief that Freshpet is a growth company with the potential to have a significant impact on the pet food industry. Achieving that potential should result in value creation for our stockholders. Thus, we believe that management’s incentives, our annual goals, and our longer-term goals set by the Company’s Compensation Committee (the “Compensation Committee”) and the Board should reflect that growth orientation.
COMPENSATION STRATEGY
The Compensation Committee has numerous tools at its disposal to help Freshpet accomplish its short- and long-term performance goals. The Committee generally chooses to utilize those tools as follows in its administration and oversight of our executive compensation program.

EXECUTIVE COMPENSATION | 41
The Compensation Committee selects a peer group for compensation comparison purposes that includes a blend of comparably-sized companies in similar industries, including pet-related companies—our most likely sources of talent to support our growth. The Committee also adds to this peer group companies experiencing significant growth to help ensure that our compensation practices are competitive with and relevant to the circumstances found in growth-oriented companies, so that these practices contribute to the growth potential of Freshpet.
The Company considers peer group data for overall compensation and for specific elements of compensation.
(See —“Compensation Discussion and Analysis — Peer Group”).
Significant Portion of Compensation as Equity
We award a significant portion of executive compensation as equity, as we believe this is an effective way to help management focus on our long-term goals while also aligning stockholder and management interests. A meaningful portion of our executive compensation consists of stock option awards, which have no value to the recipient unless our stock price rises following the date of the grant.
Long-Term Goal Setting
We set a four-year growth goal for management in 2016 and have issued significant equity awards to our most senior managers tied to that goal. For our CEO, Mr. Cyr, the 2016 award of stock options replaced subsequent annual awards in order to emphasize the importance of achieving our long-term growth goals. Messrs. Morris and Weise also received stock options with the same objectives in 2016 to help ensure alignment amongst our leadership team with the Company’s long-term goals. Additionally, our COO, Mr. Morris, was granted a significant number of stock options in 2017 (replacing subsequent annual grants) to drive similar alignment. Further, the Board has continually reinforced to management its belief in driving long-term growth via annual goals. The Board has encouraged management to make prudent, near-term investments to better drive long-term growth and to enable Freshpet to satisfy our overarching goal of long-term growth.
In 2020, the Company set new long-term goals and issued significant multi-year grants to the current leadership and the leading candidates to be the next generation of leadership within the Company. In total, eight individuals (including two females and two leaders who identify as minorities) were included in the grant program.
Multi-year Grant Program Participants:
NAME	PRINCIPAL POSITION
William B. Cyr	Chief Executive Officer
Scott Morris	President and Chief Operating Officer
Heather Pomerantz	Chief Financial Officer
Stephen L. Weise	Executive Vice President, Manufacturing & Supply Chain
Thembeka Machaba	Senior Vice President, Human Resources
John Speranza	Senior Vice President, Marketing
Ricardo Moreno	Vice President, Manufacturing
Michael Hieger	Senior Vice President, Manufacturing
The program included aggressive growth goals, and the Company believes that delivery of those goals would generate significant long-term value creation for the Company and its investors. For the NEOs, the equity grants are 75% performance-based (with 50% of such performance-based options vesting based on achieving certain Adjusted EBITDA performance-based conditions and 50% vesting based on net sales performance-based conditions) and 25% time-based (with vesting occurring in equal annual installments over a four-year period) and replace all annual grants for the next four years for those individuals. In light of these awards made in 2020, no additional grants were made to NEOs in 2021.
Encouraging Teamwork
We strongly believe that teamwork among our workforce is essential to help us achieve our long-term growth potential. Thus, all bonus-eligible employees—including our NEOs—are compensated using the same bonus formula. All employees earn the same percentage of his or her target award each year, assuming there are no outstanding, individual performance issues. We believe that this creates an “all-for-one and one-for-all” mentality within Freshpet that allows individual employees to make the right choices for the Company without regard to their impact on the achievement of less important functional or personal goals. In 2021 Mr. Cyr, at his own recommendation, chose to forego a salary increase and instead reallocated those dollars to three leaders who were most responsible for protecting the safety of our team during the COVID pandemic.

EXECUTIVE COMPENSATION | 42
Incenting Sales Growth
We set what we believe to be aggressive net sales growth targets for management each year and our annual incentive plan formula places equal value on the achievement of those net sales growth targets versus profitability goals. This helps to ensure that our management seeks to drive sales growth in concert with profit growth.
Demanding Quality
We believe that no factor is more important to our long-term success than the quality of the products that we produce every day. As such, every manufacturing employee is incentivized each quarter for the achievement of a set of goals, many of which are either directly or indirectly connected to the production of outstanding pet foods that meet our high-quality standards. The Board also regularly reviews the Company’s performance against its quality targets.
HOW ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM ARE RELATED TO EACH OTHER
The various components of our compensation program are related but distinct and are designed to emphasize “pay for performance,” with a significant portion of total compensation reflecting a risk aspect tied to our long-term and short-term financial and strategic goals. Our compensation philosophy is designed to foster entrepreneurship at all levels of the organization and is focused on employee value and retention by making long-term, equity-based incentive opportunities a substantial component of our executive compensation. The appropriate level for each compensation component is based in part, but not exclusively, on internal equity and consistency, experience, and responsibilities, and other relevant considerations such as rewarding extraordinary performance. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
BUSINESS HIGHLIGHTS AND FISCAL 2021 OVERVIEW
While fiscal year 2021 has been uniquely challenging to businesses around the globe, including Freshpet, the Board and management team focused on responding decisively to manage the business impacts of the pandemic while maintaining our philosophy of pay-for-performance in the midst of significant and unprecedented challenges. As a result, the Company delivered its strongest year of net sales growth for the past five years despite the numerous challenges presented by the COVID pandemic.
EVENT/TOPIC	IMPACT/RESPONSE
COVID-19 Pandemic and Labor shortages
Despite lockdowns, COVID related absenteeism challenges and labor shortages, Freshpet was able to maintain momentum in delivering high quality products to customers and consumers in 2021. The company successfully recruited talented engineering and production resources to support our construction plans for the new kitchens in Ennis, Texas. The company relocated new team members from Texas to Bethlehem, Pennsylvania to train in the Kitchens and learn our technology and ways of working, thereby accelerating our path to full operation in Ennis, Texas in 2022.

Throughout 2021 we strived to keep our employees safe and to ensure their health and well-being, so that the Company could fulfill its responsibilities to customers and consumers who depend on a steady supply of Freshpet.

2021 Company Performance
Net sales increased 33.5% for the year ended 2021, our highest annual growth for net sales in five years, and well above industry and peer group averages.

Household penetration of Freshpet increased by 6%, well below our historical trend largely due to out of stocks and delayed marketing. Compensating for that reduction was a significant increase in the buying rate (18%) as existing consumers increased their purchases and were not diluted by a large number of new users.

Adjusted EBITDA declined by 8% due to rapid inflation in the cost of ingredients and temporary operating inefficiencies.

EXECUTIVE COMPENSATION | 43
EVENT/TOPIC	IMPACT/RESPONSE
Pay Governance & Philosophy
We have tied our executive compensation plans to strategic and financial objectives of Freshpet’s long-term strategy and shareholder value creation.

A significant portion of the pay for our NEOs is at-risk in both short- and long-term incentives, with a greater emphasis on payout conditions directly tied to achievement of aggressive objectives of the Feed the Growth strategy. Please see “—Annual Incentive Awards” and —Long-Term Equity Compensation” for further details.

Our shareholders annually vote on Say-on-Pay, helping to show a proven track record of investor support of executive compensation plans. Please see “Proposals—Proposal III” for more information.

We have a disciplined approach compared to historical CEO pay levels despite total stockholder outperformance compared to peer companies. Please see “Pay-For-Performance Alignment” for further details.

We have implemented a pay governance framework that we believe promotes long-term shareholder interests. Please see “—Long-Term Equity Compensation” for further details.

Long-Term Incentivization to Maximize Shareholder Value
Our stock options generally contain a time-based and performance-based vesting features to promote executive retention and align the interests of our executive officers with our stockholders. Please see “—Long-Term Equity Compensation” for further details.

2021 NEO Pay
In 2021, we paid annual incentive awards to our NEOs totaling approximately $363,461 in the aggregate. In light of the multi-year grants of stock options made in 2020 under our 2014 Plan to our NEOs, no additional grants were made to NEOs in 2021. In 2021, we granted Mr. Walsh equity awards of 149,977 in RSUs, which are scheduled to vest in three equal annual installments beginning March 12, 2022, with accelerated vesting in full upon termination due to death or “disability”, “involuntary termination without cause” or “voluntary resignation with good reason” (each as defined in the award agreement). Please see “—Executive Compensation Tables—Summary Compensation Table” for further details.

Why you should support the Say-on-Pay Proposal
In 2021, Freshpet adapted to the COVID-19 pandemic to achieve a record year of growth in net sales.

Our Compensation Committee’s long-term focused executive compensation plan directly incentivized management to deliver outstanding stockholder returns over both short- and long-term time horizons.

We are committed to incentive programs that motivate and retain a high-quality management team to focus on Freshpet’s strategy execution.

As a result of our shareholder engagement, we added an ESG metric of “Employee Retention” to our annual incentive plan, and we are confident that our current incentive plans are aligned with Company performance and achievement of strategic goals over both the short and the long-term. We chose this metric as we believe that our ability to attract, train and retain employees will continue to be a critical area of focus as we grow our organization, particularly in today's tight labor market. More importantly we have already seen an uptick in employee retention.

Freshpet’s strong pay-for-performance alignment as well as past Say-on-Pay support from shareholders demonstrate the discipline of the Company’s executive compensation program that we believe is directly tied to shareholder value creation.

EXECUTIVE COMPENSATION | 44
EVENT/TOPIC	IMPACT/RESPONSE

PAY-FOR-PERFORMANCE ALIGNMENT
The following graph provides a three-year realizable pay-for-performance overview for our CEO, beginning with December 31, 2018 and ending with December 31, 2021. As illustrated below, the Compensation Committee has maintained our CEO’s compensation below the median of the competitive market despite total shareholder return (“TSR”) outperformance.

3-Year Cumulative Realizable Pay Percentile Rank
100%
75%
50%
25%
0%
0%
25%
50%
75%
100%
TWNK
MED
SMPL
PETS
TR
NATR
JBSS
PETQ
FARM
FRPT
BYND
LNDC
NAII
BRID

3-Year TSR Performance Percentile Rank(1)
(Annualized TSR with period ending 12/31/2021)
(1)
Please see “—Peer Group” for our list of peers and their corresponding exchange ticker symbols. Craft Brew Alliance, Inc. is excluded from the above chart as it was purchased by Anheuser-Busch InBev in late 2020.

EXECUTIVE COMPENSATION | 45
The following graph compares our total common stock return with the total return for (i) the NASDAQ Composite Index (the “NASDAQ Composite”) and (ii) the Russell 3000 Index (the “Russell 3000”) for the five year period ended December 31, 2021. The graph assumes that $100 was invested on December 31, 2016, in each of our common stock, the NASDAQ Composite and the Russell 3000.

Comparison of Cumulative Return
Freshpet Inc., NASDAQ Composite, Russell 3000 Index
$1,450.00
$1,400.00
$1,350.00
$1,300.00
$1,250.00
$1,200.00
$1,150.00
$1,100.00
$1,050.00
$1,000.00
$950.00
$900.00
$850.00
$800.00
$750.00
$700.00
$650.00
$600.00
$550.00
$500.00
$450.00
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
12/31/2016
12/31/2017
12/31/2018
12/31/2019
12/31/2020
12/31/2021
Freshpet, Inc.
NASDAQ Composite
Russell 3000

As shown above, Freshpet’s total common stock return for the 5-year period ended December 31, 2021 has significantly outpaced the total return for the NASDAQ Composite and the Russell 3000 indices over the same period. The comparisons in the graph are not intended to forecast or be indicative of possible future performance of our common stock.
The Compensation Committee believes that its disciplined, long-term focused approach to compensation design incentivizes management to achieve challenging objectives of Freshpet’s long-term strategy, which we believe directly correlates to the Company’s peer-leading shareholder value creation and rigorous pay-for-performance alignment. Please see “—Long-Term Equity Compensation” for further details.
2021 SAY-ON-PAY VOTE RESULTS FOR FISCAL 2020 COMPENSATION
The Compensation Committee and management view the annual say-on-pay vote as an important guidepost when considering stockholder perspective. In September 2021, at our last annual meeting of stockholders, our Say-on-Pay proposal was approved by approximately 76.8% of the votes cast by our stockholders, a decrease of approximately 22% from the 99.5% approval of September 2020’s Say-on-Pay proposal. In response to this decrease, in 2021 and 2022 the Compensation Committee reached out to stockholders to discuss their concerns on Freshpet’s executive compensation programs. As a result of these discussions, the Compensation Committee has determined to not grant awards to the NEOs until fiscal year 2024 at the earliest and to incorporate ESG metrics in the annual bonus calculation.
Our Compensation Committee and management remain committed to addressing stockholder concerns on Freshpet’s executive compensation program and continually strengthening our pay-for-performance correlation, as well as the overall design of our executive compensation program. We believe that this philosophy drives the right behaviors for sustainable success, aligns with best practices in corporate governance and reflects the best interests of our stockholders and stakeholders.

EXECUTIVE COMPENSATION | 46
INDEPENDENT COMPENSATION CONSULTANT
In 2019, 2020 and 2021, the Compensation Committee retained Korn Ferry (“KF”) to advise it on compensation practices for our executive officers, including each NEO. Specifically, KF was engaged to review our compensation peer group and our compensation structure for our executive officers, develop and recommend targets for our executive compensation program by analyzing the compensation structures of our peer group companies and market trends, and provide advice to the Compensation Committee on our executive compensation structure and program based on KF’s analysis. KF was also engaged to separately review the compensation arrangements applicable to employees at the director level and above, and the non-employee, independent directors of the Board. The Compensation Committee, in consultation with KF, decided to continue in 2021 the executive compensation structure suggested by KF in 2018, as the Compensation Committee determined that the program remained effective in achieving our objectives of retaining talented and experienced executives who are motivated to achieve or exceed our short-term and long-term corporate goals.
PEER GROUP
The Compensation Committee, in consultation with KF, considered several factors in selecting an industry-specific compensation peer group for our 2020 compensation program. Considerations generally included the following:
•	revenue between 0.4 and 2.5 times Freshpet’s revenue;
•	companies in the food, beverage, and pet products industries;
•	companies with similar location and geographical reach;
•	companies with similar span, scope, and vertical integration;
•	companies experiencing similar rates of growth;
•	companies with similar operating complexity; and
•	other publicly traded companies.
Based on the foregoing considerations, the Compensation Committee determined that our compensation peer group for 2021 would consist of the following entities:
•	Beyond Meat, Inc.
•	Bridgford Foods Corporation
•	Farmer Bros. Co.
•	Hostess Brands, Inc.
•	John B. Sanfilippo & Son, Inc.
•	Landec Corporation
•	Medifast, Inc.
•	Natural Alternatives International, Inc.
•	Nature’s Sunshine Products, Inc.
•	PetIQ Inc.
•	PetMed Express, Inc.
•	The Simply Good Foods Company
•	Tootsie Roll Industries, Inc.
We target the total compensation amount for each of our NEOs (based on position) to be competitive with similarly situated executives within our compensation peer group (bearing in mind that we pay a significant portion of our compensation in the form of long-term, performance-based equity awards). We deliberately target a higher percentile within the benchmark peer group for strategically important roles and for a lower percentile on roles of less significant strategic value. We believe that these targets will help us to achieve an important goal of our executive compensation program, which is to hire and retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term goals. We also believe that this compensation structure will help us to achieve our objectives of aligning our NEOs’ interests with the interests of our stockholders and encouraging our successful NEOs to remain with us for the long term.
Consideration of Say-on-Pay Vote
Based on the preference expressed by our stockholders at our 2019 annual meeting, Freshpet holds an advisory stockholder vote on executive compensation (a “Say-on-Pay” vote) every year. The Say-on-Pay vote will continue to be held annually until the next “Say-on-Pay” frequency vote, which will be held at our 2025 annual meeting. In the 2021 Say-on-Pay vote, approximately 77% of votes cast approved, on an advisory basis, the compensation for our NEOs, representing a decrease in support from the 2020 Say-on-Pay vote, which received approximately 99% approval. In response, the Compensation Committee engaged stockholders to discuss their decrease in support of our NEO compensation program. As a result of those

EXECUTIVE COMPENSATION | 47
discussions and the 2021 Say-on-Pay vote, the Compensation Committee has addressed stockholder concerns by determining to not grant awards to our NEOs in fiscal year 2022 or 2023 and by incorporating ESG metrics in the annual bonus calculation. The Compensation Committee intends to continue to consider the results of future Say-on-Pay votes when making compensation decisions.
ELEMENTS OF EXECUTIVE COMPENSATION FOR 2021
We used three primary elements of compensation in our executive compensation program in 2021: base salary, annual incentive awards, and long-term equity compensation. Annual incentive awards and long-term equity compensation represent the performance-based elements of our compensation program. The performance goals tied to these compensation elements are consistent in application across the organization and designed to meet our specific objectives. The calculation of the annual incentive award for a performance period is intended to reflect the collective team contribution in achieving or exceeding our annual goals. The amount of an individual’s long-term incentive compensation is intended to reflect the individual’s expected contribution to the Company over longer performance periods.
Base Salary
We pay our NEOs a base salary based on the experience, skills, knowledge, and responsibilities required of each executive officer. We believe base salaries are an important element in our overall compensation program because base salaries provide a fixed element of compensation that reflects job responsibilities and value to us. None of our NEOs are currently party to any agreement or arrangement that provides for automatic or scheduled increases in base salary. Base salaries for our NEOs are determined by the Compensation Committee.
The following table sets forth each NEO’s annual base salary rate for 2021:
NAME	ANNUAL BASE SALARY RATE
William B. Cyr	$600,000*
Scott Morris	$490,000
Heather Pomerantz	$425,000
Cathal Walsh	$369,075**
Stephen L. Weise	$350,000
*	Mr. Cyr, at his own recommendation, chose to forego salary increases and instead reallocated those dollars to three leaders most responsible for keeping our team safe during COVID-19.
**	This includes $60,156 for expat adjustment.
Annual Incentive Awards
The Board initially adopted our current annual incentive plan—in which our NEOs participate—in 2016. Awards under the plan, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve our annual goals based on our strategic, financial, and operating performance objectives. For 2021, Messrs. Cyr, Morris, Weise and Walsh and Ms. Pomerantz had the opportunity to earn annual target awards equal to 93%, 60%, 40%, 35% and 50%, respectively, of their base salaries.
Our 2021 annual incentive program was based on the Company’s operating performance, which was calculated 50% based on Adjusted EBITDA and 50% based on net sales. For each performance metric, the Company then establishes performance targets as well as minimum performance thresholds and maximum award levels. Performance above and below each performance metric target results in increases or decreases in the bonuses earned based on pre-determined factors that are based on the economic value added or lost by shareholders due to the over/under performance. To encourage teamwork, the Compensation Committee determines a single Company performance result as an aggregate percentage of the target Company performance metrics. The resulting percentage is then multiplied against each eligible employee’s target bonus amount to determine annual incentive compensation.
	Weighting	Target (millions)	Minimum Threshold	Result (millions)
Net Sales	50%	$440	$420	$425.5
Adjusted EBITDA before bonus accrual	50%	$68.6	$62.3	$44.5

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As noted above, our 2021 targets were as follows: $68.6 million of Adjusted EBITDA and $440 million of net sales. On a pre-bonus basis, and after adjusting to recognize an accounting change (as determined by the Board), the Company delivered as follows: $44.5 million of Adjusted EBITDA and $425.5 million of net sales. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). This metric is explained in more detail in the section “Non-GAAP Financial Measures” in “Item 7. Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report, where it is reconciled to the closest GAAP measure.
The Compensation Committee also considered the potential impact of the COVID pandemic on the Company’s performance in determining the awards. The Company chose to add back to its publicly reported Adj. EBITDA those costs that were directly related to keeping our team safe and ensuring the continuity of our operations during the pandemic. These costs, totaling approximately $1.8 million, included supplemental pay to hourly workers, pay to workers who were out for testing and quarantine, incremental costs for deep cleanings of our facilities, and health screenings for our employees. We ended this program at the end of Q3 and now include any of the remaining costs in our reported financials as ongoing operating expenses. We did this because a large portion of our organization had become vaccinated or had the opportunity to become vaccinated, oral antivirals had become available to prevent hospitalization, and our organizational habits and practices had normalized around the necessary ways to keep our team safe.
Beyond those direct COVID-related costs, the Board believes that the business was both helped and hurt by the COVID crisis, and that it would be almost impossible to ascertain the exact balance between the benefits and detriments. On the positive side, the Company experienced increased demand. The labor shortages also presented significant challenges to the staffing levels in the manufacturing organization. On the negative side, the Company experienced reduced production (and lost sales) and delayed fridge installations. Absent a clear method for accurately defining the appropriate balance between the benefits and detriments, the Compensation Committee chose to accept the actual results and chose to make no further COVID-related adjustments beyond the addbacks described above.
For 2021, based on the foregoing, we paid annual incentive awards to each NEO as follows:
NAME	AMOUNT OF AWARD	% OF TARGET AWARDED
William B. Cyr	$153,440	27.4%
Scott Morris	$80,556	27.4%
Heather Pomerantz	$58,225	27.4%
Stephen L. Weise	$38,360	27.4%
Cathal Walsh	$32,880	27.4%
Long-Term Equity Compensation
Although we do not have a formal policy covering the grant of equity compensation awards to our executive officers, we believe that equity compensation provides our executive officers with a strong link to our long-term performance, creates an ownership culture, and helps to align the interests of our executive officers and our stockholders. Further, we believe that multi-year stock option awards with time-based vesting features promote executive retention, as they incentivize our executive officers to remain employed with us for the applicable vesting period. Accordingly, the Compensation Committee (or alternatively, the Board) periodically reviews the equity compensation of our NEOs and from time to time may grant awards as it deems appropriate.
Our 2014 Omnibus Incentive Plan (“2014 Plan”) was adopted by the Board in connection with our initial public offering, approved by our stockholders in October 2014 and subsequently amended and restated in September 2016 to increase the number of shares available for issuance under the 2014 Plan. The 2014 Plan was again amended and restated in September 2020 to increase the number of shares available for issuance and to add key provisions designed to protect stockholder interests, promote effective corporate governance and reflect the use of corporate governance best practices. Each of our NEOs is eligible to participate in our 2014 Plan. Our 2014 Plan allows for awards of tax-qualified incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, other stock-based awards, and other cash-based awards to our directors, officers, employees, consultants, and advisors.
The Compensation Committee (or alternatively, the Board) determines the size and vesting terms of all awards made under our 2014 Plan and administers all other aspects of the plan. In 2021, the Compensation Committee took into account a number of factors when making awards under our 2014 Plan, including, among others, the eligible employee’s expected contribution to

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the long-term success of the Company and information gathered by the Compensation Committee regarding compensation paid to similarly situated executives at companies in our compensation peer group, as well as the amounts of outstanding stock options that each NEO held at such time. In light of the stock options granted to our NEOs in 2020, as described below, no additional stock option grants were made in 2021.
In 2020, we granted Messrs. Morris, and Weise and Ms. Pomerantz stock options to purchase shares of our common stock under our 2014 Plan in amounts of 15,618, 4,932, and 9,864, respectively, 50% of which are scheduled to vest and become exercisable in equal installments on each of the first three anniversaries of the grant date and 50% of which are scheduled to vest and become exercisable annually according to the achievement of Adjusted EBITDA performance-based conditions (and in each case subject to the NEO’s continued employment with us). Ms. Pomerantz also received an additional grant of 15,000 time-vesting stock options that are scheduled to vest and become exercisable in equal installments on each of the first three anniversaries of the grant date. Upon a termination by the Company other than for “cause” or by the NEO for “good reason”, within two years following a “change in control” (as each is defined in the applicable award agreements), the time-vesting options will accelerate and vest.
In 2020, we also granted Mr. Walsh 59,932 stock options to purchase shares of our common stock under our 2014 Plan, 39,932 of which vest and become exercisable in equal installments on each of the first three anniversaries of the grant date and 20,000 of which are scheduled to vest and become exercisable following the achievement of certain annual net sales goals in the 2023 calendar year (and in each case subject to Mr. Walsh’s continued employment with us).
In December 2020, we made multi-year grants of stock options under our 2014 Plan to Messrs. Cyr, Morris, and Weise and Ms. Pomerantz in amounts of 273,439, 205,079, 136,719, and 136,719, respectively as well as an additional grant of 306,250 stock options to three other senior officers under our 2014 Plan. These grants are designed to align the most senior management of the Company with the long-term goals established by the Company in early 2020, and cover a four-year performance period ending December 31, 2024. The Committee will not make any additional grants to these individuals during this performance period so none of these individuals received a grant in 2021. For the NEOs, the grants are 75% performance-based and 25% time-based and the performance targets are in excess of the long-term goals communicated to investors. For competitive reasons, we are not disclosing the specific goals and instead they will be disclosed upon the conclusion of the four-year performance period. Upon a termination by the Company other than for “cause” or by the NEO for “good reason” (each as defined in each applicable award agreements), within two years following a “change in control” (as defined in the applicable award agreements), the time-vesting options will accelerate and vest and the performance-vesting options will in accelerate and vest in part or in full based on actual Company performance through the change in control. Upon termination by the Company other than for “cause” not in connection with a “change in control”, the performance-vesting options will accelerate on a prorated basis based on number of days employed during the performance period, based on actual Company performance through the end of the performance period.
In 2021, we granted Mr. Walsh equity awards of 149,977 in RSUs, which are scheduled to vest in three equal annual installments beginning March 12, 2022, with accelerated vesting in full upon termination due to death or “disability”, “involuntary termination without cause” or “voluntary resignation with good reason” (each as defined in the award agreement).
For additional information, see “—Outstanding Equity Awards at Fiscal Year-End.”
Other Compensation
In addition to base salary and annual and long-term performance-based compensation, our NEOs are also eligible for the following benefits on a similar basis as our other eligible employees:
•	health, dental, and vision insurance;
•	paid time off including vacation, personal holidays, and sick days;
•	life insurance and supplemental life insurance; and
•	short-term and long-term disability insurance.
Retirement Benefits
We maintain a 401(k) retirement savings plan (our “401(k) Plan”) under which all of our employees (including our NEOs) are eligible to participate beginning on the first day of the month after their employment with us begins. The 401(k) Plan includes a deferral feature under which a participant may elect to defer his or her compensation by up to the statutorily prescribed IRS

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limits. Currently, we also match participant contributions to the 401(k) Plan up to 4% of the participant’s annual eligible earnings. We believe that providing a vehicle for retirement savings through our 401(k) Plan, and making matching contributions, adds to the overall desirability of our executive compensation program and further incentivizes our NEOs in accordance with our compensation policies.
Other than the 401(k) Plan, we do not maintain any pension plans or non-qualified deferred compensation plans for the benefit of our employees or other service providers.
EMPLOYMENT AGREEMENTS WITH NEOS
The Company is party to an employment agreement with each of Messrs. Cyr, Morris, Weise and Walsh. Each agreement provides for an initial term of one year and for automatic one-year extensions beginning on the expiration of the initial term. Any automatic extension may be cancelled upon at least 90 days’ prior written notice from the respective NEO or the Company. Under their agreements, Messrs. Cyr, Morris, Weise and Walsh are entitled to receive minimum annual base salaries of $600,000, $400,000, $312,394, and $270,000, respectively, subject to annual review by the Board. Further, Messrs. Cyr, Morris, Weise and Walsh have the opportunity to earn annual target bonuses equal to at least 75%, 60%, 40% and 35%, respectively, of their base salaries. Each executive is also entitled to participate in the Company’s employee and fringe benefit plans as may be in effect from time to time on the same basis as other employees of the Company generally. The Company is also party to an offer letter with Ms. Pomerantz, which is described further below.
Employee Agreement with William Cyr
The Company entered into an employment agreement with Mr. Cyr in July 2016. In the event of a termination of Mr. Cyr’s employment by the Company without “cause,” or by Mr. Cyr for “good reason” (each as defined in his employment agreement), he is generally eligible to receive, subject to his timely execution and non-revocation of a general release of claims against the Company: (i) an amount equal to (A) one and one-half times the sum of his (x) base salary and (y) target bonus, for a period of 18 months, payable in equal monthly in accordance with the Company’s normal payroll practice; and (ii) Company payment of premiums (at active employee rates) for continuation of group health coverage for him and his eligible dependents for 18 months. In the event of a termination of Mr. Cyr’s employment due to “permanent disability” (as defined in his employment agreement), he is generally eligible to receive, subject to his timely execution and non-revocation of a general release of claims against the Company, Company payment of premiums (at active employee rates) for continuation of group health coverage for him and his eligible dependents for 18 months.
Mr. Cyr’s employment agreement contains a cutback provision for “parachute payments” under Internal Revenue Code (“Code”) Section 280G, under which he may be subject to a cutback of certain change-in-control payments in order to avoid any excise tax or loss of deduction under Code Section 280G, if the cutback would result (after factoring any potential excise taxes under Section 280G) in a larger after-tax payment to Mr. Cyr.
Mr. Cyr’s employment agreement contains the following restrictive covenants: (i) a non-compete covenant that prohibits him from competing against the Company for 24 months after employment; (ii) non-solicit covenants that prohibit him from actively soliciting the Company’s employees, customers, or suppliers during employment and for 24 months after employment; and (iii) a perpetual confidentiality covenant that protects the Company’s proprietary information, developments, and other intellectual property.
Employee Agreements with Scott Morris, Stephen Weise and Cathal Walsh
The Company entered into employment agreements with Messrs. Morris and Walsh in October 2014, and with Mr. Weise in July 2015. Under the agreements, in the event of a termination of the NEO by the Company without “cause,” by the NEO for “good reason,” or due to “permanent disability” (each as defined in the respective employment agreements), each NEO is generally eligible to receive, subject to his timely execution and non-revocation of a general release of claims against the Company: (i) an amount equal to 12 months of the NEO’s base salary in accordance with the Company’s normal payroll practice; (ii) Company payment of premiums (at active employee rates) for continuation of group health coverage for the NEO and his eligible dependents for 12 months; and (iii) only in the event of a termination by the Company without “cause” or by the NEO for “good reason” after June 30th during any year in which the employment agreement is effective, a pro-rated annual incentive award based on actual performance for the year in which termination occurs.
Each of the employment agreements with Messrs. Morris, Weise and Walsh contains a cutback provision for “parachute payments” under Code Section 280G, under which the NEO may be subject to a cutback of certain change-in-control payments in order to avoid any excise tax or loss of deduction under Code Section 280G, if the cutback would result (after factoring any potential excise taxes under Section 280G) in a larger after-tax payment to the NEO.

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Each of the employment agreements with Messrs. Morris, Weise and Walsh contains the following restrictive covenants: (i) a non-compete covenant that prohibits the NEO from competing against the Company for 12 months after employment; (ii) non-solicit covenants that prohibit the NEO from actively soliciting the Company’s employees, customers, or suppliers during employment and for 12 months after employment; and (iii) a perpetual confidentiality covenant that protects the Company’s proprietary information, developments, and other intellectual property.
Offer Letter with Heather Pomerantz
The Company entered into an offer letter with Ms. Pomerantz in December 2019. The offer letter required that Ms. Pomerantz enter into the Company’s confidentiality and no-hire agreement, which includes customary confidentiality and non-solicitation provisions that extend for 12 months after termination or resignation of employment with the Company.
NON-GAAP FINANCIAL MEASURES
In this proxy statement, we refer to Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA should be considered as a supplement to the GAAP reported measures, should not be considered a replacement for, or superior to, any GAAP measure and may not be comparable to similarly named measures used by other companies.
Adjusted EBITDA is not prepared in accordance with U.S. GAAP. We define EBITDA as net income (loss) plus interest expense, income tax expense and depreciation and amortization. Adjusted EBITDA represents EBITDA plus loss on equity method investment, non-cash share-based compensation, launch expenses, plant start-up expense, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an ERP system, loss on disposal of equipment and COVID-19 expenses. As of the fourth quarter of 2021, all remaining COVID-19 related expenses are part of our operating performance.
We believe that Adjusted EBITDA provides an additional metric to evaluate our operations and, when considered with both our U.S. GAAP results and the reconciliation to the closest comparable U.S. GAAP measure, provides a more complete understanding of our business than could be obtained absent this disclosure. We use Adjusted EBITDA, together with U.S. GAAP financial measures, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.
Adjusted EBITDA is also an important component of internal budgeting and setting management compensation.
Adjusted EBITDA is presented here because we believe it is useful to investors in assessing the operating performance of our business without the effect of non-cash items, and other items as detailed below. Adjusted EBITDA should not be considered in isolation or as alternatives to net income (loss), income (loss) from operations or any other measure of financial performance calculated and prescribed in accordance with U.S. GAAP. Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. Our non-GAAP financial measures, such as Adjusted EBITDA, may not be comparable to similarly titled measures in other organizations because other organizations may not calculate non-GAAP financial measures in the same manner as we do.
Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from that term or by unusual or non-recurring items. We recognize that non-GAAP financial measures have limitations as analytical financial measures. For example, Adjusted EBITDA does not reflect:
•	our capital expenditures or future requirements for capital expenditures;
•	the interest expense, or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
•
depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, nor any cash requirements for such replacements; and

•	changes in cash requirements for our working capital needs.
Additionally, Adjusted EBITDA excludes (i) non-cash share-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package, (ii) certain costs essential to our sales growth and strategy, including an allowance for marketing expenses for each new store added to our network and non-capitalizable freight costs

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associated with Freshpet Fridge replacements, and (iii) plant start-up expense incurred to add manufacturing lines and additional Freshpet Kitchens. Adjusted EBITDA also excludes certain cash charges resulting from matters we consider not to be indicative of our ongoing operations. Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
The following table provides a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure presented in accordance with U.S. GAAP:
	Twelve Months Ended December 31
	2021	2020	2019
	(in thousands)
Net loss	$(29,699)	$(3,188)	$(1,383)
Depreciation and amortization	30,468	21,125	15,921
Interest expense	2,882	1,211	991
Income tax expense	162	65	144
EBITDA	$3,813	$19,213	$15,673
Loss on equity method investment	2,005	—	—
Loss on disposal of equipment	1,000	1,805	787
Non-cash share-based compensation	24,998	10,925	7,834
Launch expense(a)	3,130	3,421	4,563
Plant start-up expenses(b)	4,868	5,962	—
Equity offering expenses(c)	—	58	302
Enterprise Resource Planning(d)	1,379	1,682	—
COVID-19 expense(e)	1,758	3,854	—
Adjusted EBITDA	$42,951	$46,920	$29,159
(a)
Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(c)	Represents fees associated with public offerings of our common stock.
(d)	Represents implementation and other costs associated with the implementation of an ERP system.
(e)
Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs to mitigate potential supply chain disruptions during the pandemic.

POLICY PROHIBITING HEDGING
We consider it improper and inappropriate for our directors, officers, and other employees at or above the Vice President level to engage in any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the value of our securities. As such, we have implemented a policy that prohibits our directors, officers, and other employees at or above the Vice President level from engaging in any speculative or hedging transactions or any other transactions that are designed to offset any decrease in the value of our securities.
ACCOUNTING CONSIDERATIONS
We consider the accounting impact reflected in our financial statements when establishing the amounts and forms of executive compensation. The forms of compensation that we select are intended to be cost-efficient. We account for all awards settled in equity in accordance with FASB ASC Topic 718, under which the fair value of the grant, net of estimated forfeitures, is expensed over the service/vesting period based on the number of options, shares, or units, as applicable, that vest. The estimated payout amount of performance awards, along with any changes in that estimate, is recognized over the performance period under “liability” accounting. Our ultimate expense for performance awards will equal the value earned by/paid to the award recipients.

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TAX CONSIDERATIONS; DEDUCTIBILITY OF COMPENSATION; TAX CUTS AND JOBS ACT
When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to the Company in establishing executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration. Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer, and the next three most highly compensated executive officers (as well as certain other officers who were covered employees in years after 2016). The 2017 Tax Act eliminated most of the exceptions from the $1 million deduction limit, except for certain arrangements in place as of November 2, 2017. As a result, most of the compensation payable to our NEOs in excess of $1 million per person in a year will not be fully deductible.
COMPENSATION RISK ASSESSMENT
As a publicly traded company, we are subject to SEC rules regarding risk assessment. Those rules require a publicly traded company to determine whether any of its existing incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on the Company. We do not believe that our incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on Freshpet.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report.
THE COMPENSATION COMMITTEE OF FRESHPET, INC.,
Daryl G. Brewster (Chair)	Olu Beck	Leta D. Priest

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EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table sets forth the compensation for 2021 for each NEO. Compensation information for 2020 and 2019 is presented for individuals who were also our NEOs in those years.
Name and Principal Position	Year	Salary ($)(1)	Options ($)(2)(7)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
William B. Cyr(6) Chief Executive Officer	2021	600,000	—	—	153,440	11,600	765,040
	2020	600,000	14,701,112	—	545,940	11,400	15,858,452
	2019	600,000	—	—	555,750	11,200	1,166,950
Scott Morris President and Chief Operating Officer	2021	490,000	—	—	80,556	11,600	582,156
	2020	475,000	11,342,468	—	288,135	11,400	12,117,003
	2019	415,000	—	—	311,220	11,200	737,420
Heather Pomerantz(8) Chief Financial Officer	2021	425,000	—	—	58,225	10,921	494,146
	2020	400,000	7,972,163	—	196,106	9,846	8,578,115
	—	—	—	—	—	—	—
Stephen L. Weise Executive Vice President, Operations	2021	350,000	—	—	38,360	11,600	399,960
	2020	285,000	7,450,526	—	112,254	11,400	7,859,180
	2019	279,375	140,568	—	139,555	11,200	570,698
Cathal Walsh Managing Director Europe	2021	429,231	—	149,977	35,275	—	614,483
	2020	285,000	3,204,674	—	103,767	—	3,593,441
	2019	333,269	139,846	—	119,949	—	593,064
(1)	Amounts reflect base salary earned during the year, including any amounts voluntarily deferred under our qualified 401(k) plan.
(2)
Amounts reflect the aggregate grant date fair value of options granted in the year computed in accordance with FASB ASC Topic 718 and are based on the valuation assumptions described in Note 10 to our consolidated financial statements included in our Annual Report.

(3)
Amounts reflect the aggregate grant date fair value of RSUs granted in the year computed in accordance with FASB ASC Topic 718 and are based on the valuation assumptions described in Note 10 to our consolidated financial statements included in our Annual Report.

(4)
Amounts reflect cash awards earned by our NEOs under the Company’s annual incentive plan. Please see “Annual Incentive Awards” in the CD&A above for further information about our annual incentive plan.

(5)	Amounts reflect matching Company contributions under our 401(k) plan.
(6)	Mr. Cyr also serves as a member of the Board but does not receive any additional compensation for his service as a director.
(7)
Amounts for 2020 reflect grant date fair value of awards granted to each of Messrs. Cyr, Morris, Weise and Ms. Pomerantz assuming achievement of the target level of performance conditions. Grant date fair value of awards granted to Messrs. Cyr, Morris, Weise and Ms. Pomerantz assuming the achievement of the highest level of performance conditions is $19,933,703, $15,266,905, $10,066,808, and $10,588,446, respectively.

(8)	Ms. Pomerantz began serving as the Company’s Chief Financial Officer in October 2020, at which time she became an NEO.

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2021 GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information with respect to grants of plan-based awards to our NEOs during 2021. Please see “Annual Incentive Awards” in the CD&A above for additional information about the non-equity incentive plan awards reflected in the table below. Please see the “Outstanding Equity Awards at Fiscal Year-End” table below for additional information about the vesting parameters that are applicable to equity awards reflected in the table immediately below.
Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
William B. Cyr	Annual Incentive	—	—	560,000	—	—	—	—	—
Scott Morris	Annual Incentive	—	—	285,000	—	—	—	—	—
Heather Pomerantz	Annual Incentive	—	—	193,972	—	—	—	—	—
Stephen L. Weise	Annual Incentive	—	—	114,000	—	—	—	—	—
Cathal Walsh	Annual Incentive	—	—	99,750	—	—	—	—	—
	Time Vesting RSUs	3/11/2021	—	—	—	956(1)	—	—	149,977(2)
(1)	Scheduled to vest in three equal annual installments beginning March 12, 2022.
(2)
Amount reflects the aggregate grant date fair value of RSUs granted in the year computed in accordance with FASB ASC Topic 718 and is based on the valuation assumptions described in Note 10 to our consolidated financial statements included in our Annual Report.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth certain information with respect to outstanding equity awards at December 31, 2021. Vesting of awards reflected in the table is generally subject to continuous service with the Company, with accelerated vesting in certain circumstances, as reflected in the footnotes to the table.
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William B. Cyr	9/6/2016	1,000,000	—	—	10.23	9/6/2026	—	—	—	—
	12/24/2020	13,672	54,688(1)	205,079(2)	142.79	12/24/2030	—	—	—	—
Scott Morris	9/27/2016	87,000	—	—	8.90	9/27/2026	—	—	—	—
	4/3/2017	81,949	—	—	11.00	4/3/2027	—	—	—	—
	4/1/2020	5,204	5,207(3)	5,207(4)	63.87	4/1/2030	—	—	—	—
	12/24/2020	10,254	41,016(1)	153,809(2)	142.79	12/24/2030	—	—	—	—
Heather Pomerantz	1/12/2020	10,000	5,000(3)	—	60.70	1/12/2030	—	—	—	—
	4/1/2020	3,286	6,578(3)	—	63.87	4/1/2030	—	—	—	—
	12/24/2020	6,836	27,344(1)	102,539(2)	142.79	12/24/2030	—	—	—	—
Stephen L. Weise	5/10/2016	455	—	—	9.05	5/10/2026	—	—	—	—
	9/27/2016	45,200	—	—	8.90	9/27/2026	—	—	—	—
	4/3/2017	23,173	—	—	11.00	4/3/2027	—	—	—	—
	3/30/2018	8,046	—	—	16.45	3/30/2028	—	—	—	—
	4/1/2019	4,709	1,179(5)	1,178(4)	42.29	4/1/2029	—	—	—	—
	4/1/2020	1,642	1,645(3)	1,645(4)	63.87	4/1/2030	—	—	—	—
	12/24/2020	6,836	27,344(1)	102,539(2)	142.79	12/24/2030	—	—	—	—
Cathal Walsh	5/10/2016	20,463	—	—	9.05	5/10/2026	—	—	—	—
	4/3/2017	15,449	—	—	11.00	4/3/2027	—	—	—	—
	3/30/2018	16,092	—	—	16.45	3/30/2028	—	—	—	—
	4/1/2019	4,546	2,274(5)	—	42.29	4/1/2029	—	—	—	—
	4/1/2020	1,643	3,289(3)	—	63.87	4/1/2030	—	—	—	—
	10/1/2020	11,665	23,335(6)	—	111.65	10/1/2030	—	—	—	—
	10/1/2020	—	—	20,000(7)	111.65	10/1/2030	—	—	—	—
	3/11/2021	—	—	—	—	—	956(8)	—	—	149,977(9)
(1)
Scheduled to vest annually in approximately equal installments on the first four anniversaries of the grant date, subject to continued employment, with accelerated pro-rata vesting based on the number of days worked following the grant date upon a termination of employment by the Company without cause or upon a resignation by the executive for good reason (as defined in the grant agreement) within two years after a change in control of the Company.

(2)
Eligible to vest based upon the achievement of performance goals upon the conclusion of a four-year performance period, subject to continued employment, with (a) the opportunity to vest in a pro-rata portion based on the number of days employed during the performance period upon a termination by the Company other than for cause, based on actual Company performance through the end of the performance period, and (b) the opportunity to vest in part or in full upon a termination of employment by the Company without cause or upon a resignation by the executive for good reason (as defined in the grant agreement) within two years after a change in control of the Company, based on actual Company performance through the change in control. For competitive reasons, these performance goals shall not be disclosed until the end of the performance period.

(3)
Scheduled to vest annually in approximately equal installments on the first three anniversaries of the grant date, subject to continued employment, with accelerated vesting in full upon termination of employment by the Company without cause or upon a resignation by the executive for good reason (as defined in the grant agreement) within two years after a change in control of the Company.

EXECUTIVE COMPENSATION | 57
(4)
Eligible to vest in equal annual installments based upon the achievement of performance goals that the Compensation Committee considers moderate to difficult to achieve, subject to continued employment through each vesting date.

(5)
Scheduled to vest annually in approximately equal installments through 2022, subject to continued employment, with accelerated vesting in full upon an involuntary termination within two years after a change in control of the Company.

(6)
Scheduled to vest annually in approximately equal installments on the first three anniversaries of the grant date, with accelerated vesting if, in connection with a change of Control of the Company, the options are not assumed, repurchased by the Company, or terminated.

(7)
Eligible to vest based upon the achievement of a net sales goal for 2023 that the Compensation Committee considers moderate to difficult to achieve, with the opportunity to (i) upon a termination of employment by the Company without cause or upon a resignation by the executive for good reason (as defined in the grant agreement), vest on a pro-rated basis based on the number of days employed during the performance period, based on actual Company performance through the end of the performance period and (ii) vest in full upon a change in control of the Company if, in connection with a change of Control of the Company, the options are not assumed, repurchased by the Company, or terminated.

(8)
Scheduled to vest in three equal annual installments beginning March 12, 2022, with accelerated vesting in full upon termination due to death or Disability, Involuntary Termination Without Cause or Voluntary Resignation with Good Reason (as each is defined in the award agreement).

(9)
Amount reflects the aggregate grant date fair value of RSUs granted in the year computed in accordance with FASB ASC Topic 718 and is based on the valuation assumptions described in Note 10 to our consolidated financial statements included in our Annual Report.

OPTIONS EXERCISES AND STOCK VESTED
The following table sets forth certain information regarding the exercise of stock options by our NEOs in 2021. Our NEOs did not have any stock awards that vested in 2021.
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)
William B. Cyr	—	—
Scott Morris	10,841	1,848,183
Heather Pomerantz	—	—
Stephen L. Weise	34,500	5,038,481
Cathal Walsh	7,724	1,112,256
(1)	Amounts reflect the aggregate difference between the market price of our common stock at the exercise date and the exercise price of the stock options.

EXECUTIVE COMPENSATION | 58
PENSION BENEFITS
Currently, the Company does not, and does not intend to, sponsor or adopt any pension plans (other than our 401(k) plan).
NONQUALIFIED DEFERRED COMPENSATION
Currently, the Company does not, and does not intend to, sponsor or adopt a nonqualified deferred compensation plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table sets forth information regarding the severance payments and the change in control payments that could have been made to our NEOs had they experienced a termination of employment or a change in control as of December 31, 2021. The fair market value of a share of our common stock on December 31, 2021, was $95.27. The table only includes information for employment termination and change in control events that trigger vesting or severance-related payments, and assumes that each NEO will take all action necessary to receive the maximum available benefit, such as execution of a release of claims. Any amounts payable to the NEOs in the event of a change in control of the Company may be subject to reduction under Code Sections 280G and 4999. The amounts below are estimates of the incremental amounts that could be received upon a change in control or termination of employment; the actual amount could be determined only at the time of any actual change in control or termination of employment.

EXECUTIVE COMPENSATION | 59
Name	Cash ($)	COBRA ($)	Equity ($)(18)	Total ($)
William B. Cyr
Termination due to permanent disability	—	51,239(1)	—(6)	51,239
Involuntary termination(17)	2,610,000(2)	51,239(1)	—(6)	2,661,239
Change in control	—	—	—	—
Involuntary termination after change in control	2,610,000(2)	51,239(1)	—(7)	2,661,239
Scott Morris
Termination due to permanent disability	—	34,160(3)	—(8)	34,160
Involuntary termination(17)	570,556(4)	34,160(3)	—(8)	604,716
Change in control	—	—	—	—
Involuntary termination after change in control	570,556(4)	34,160(3)	163,500(9)	768,216
Heather Pomerantz
Termination due to permanent disability	—	—	—(10)	—
Involuntary termination(17)	—	—	—(10)	—
Change in control	—	—	—	—
Involuntary termination after change in control	—	—	379,399(11)	379,399
Stephen L. Weise
Termination due to permanent disability	—	23,415(3)	—(12)	23,415
Involuntary termination(17)	388,360(4)	23,415(3)	—(12)	411,775
Change in control	—	—	—	—
Involuntary termination after change in control	388,360(4)	23,415(3)	114,116(13)	525,891
Cathal Walsh
Termination due to permanent disability	—	34,160(3)	91,078(14)	125,238
Involuntary termination(17)	464,506(4)(5)	34,160(3)	91,078(14)	589,744
Change in control	—	—	—(15)	—
Involuntary termination after change in control	464,506(4)(5)	34,160(3)	314,829(15)(16)	813,495
(1)	Amount reflects the cost of COBRA premiums for 18 months following termination.
(2)	Amount reflects 1.5 times the sum of Mr. Cyr’s base salary and target bonus for a period of 18 months.
(3)	Amounts reflect the cost of COBRA premiums for one year following termination.
(4)	Amounts reflect (i) one year of base salary and (ii) pro-rated bonus based on actual performance for the 2021 performance year.
(5)	Does not include $62,727 in expat adjustment.
(6)
As of December 31, 2021, Mr. Cyr held unvested performance-vesting options to purchase 205,079 shares of stock with an exercise price of $142.79 which would have accelerated on a pro-rata basis upon a termination by the Company other than for cause.

(7)
As of December 31, 2021, Mr. Cyr held unvested (i) performance-vesting options to purchase 205,079 shares of stock with an exercise price of $142.79 which would have accelerated upon an Involuntary Termination within two years after a change in control of the Company, based on actual Company performance through the change in control and (ii) unvested time-vesting options to purchase 54,688 shares of stock with an exercise price of $142.79 which would have accelerated on a pro-rata basis upon an Involuntary Termination within two years after a change in control of the Company.

(8)
As of December 31, 2021, Mr. Morris held unvested performance-vesting options to purchase 153,809 shares of stock with an exercise price of $142.79 which would have accelerated on a pro-rata basis upon a termination by the Company other than for cause.

(9)
Amount reflects 5,207 unvested time-vesting options which would fully accelerate upon an Involuntary Termination within two years following a change in control. As of December 31, 2021, Mr. Morris also held unvested (i) performance-vesting options to purchase 153,809 shares of stock with an exercise price of $142.79 which would have accelerated upon an Involuntary Termination within two years after a change in control of the Company, based on actual Company performance through the change in control and (ii) unvested time-vesting options to purchase 41,016 shares of stock with an exercise price of $142.79 which would have accelerated on a pro-rata basis upon an Involuntary Termination within a two years after a change in control of the Company.

(10)
As of December 31, 2021, Ms. Pomerantz held unvested performance-vesting options to purchase 102,539 shares of stock with an exercise price of $142.79 which would have accelerated on a pro-rata basis upon a termination by the Company other than for cause.

(11)
Amount reflects 11,578 unvested time-vesting options which would fully accelerate upon an Involuntary Termination within two years following a change in control. As of December 31, 2021, Ms. Pomerantz also held unvested (i) performance-vesting options to purchase 102,539 shares of stock with an exercise price of $142.79 which would have accelerated upon an Involuntary Termination within a two years after a change in control of the Company, based on actual Company performance through the change in control and (ii) unvested time-vesting options to purchase 27,344 shares of stock with an exercise price of $142.79 which would have accelerated on a pro-rata basis upon an Involuntary Termination within two years after a change in control of the Company.

EXECUTIVE COMPENSATION | 60
(12)
As of December 31, 2021, Mr. Weise held unvested performance-vesting options to purchase 102,539 shares of stock with an exercise price of $142.79 which would have accelerated on a pro-rata basis upon a termination by the Company other than for cause.

(13)
Amount reflects value of 1,179 unvested time-vesting options which would fully accelerate upon an Involuntary Termination within two years following a change in control. As of December 31, 2021, Mr. Weise also held unvested (i) performance-vesting options to purchase 102,539 shares of stock with an exercise price of $142.79 which would have accelerated upon an Involuntary Termination within a two years after a change in control of the Company, based on actual Company performance through the change in control and (ii) unvested time-vesting options to purchase 27,344 shares of stock with an exercise price of $142.79 which would have accelerated on a pro-rata basis upon an Involuntary Termination within two years after a change in control of the Company.

(14)
Amount reflects value of 956 shares of stock which would fully vest upon termination due to death or disability, or involuntary termination. As of December 31, 2021, Mr. Walsh also held performance-vesting options to purchase 20,000 shares of stock with an exercise price of $111.65 which, upon an Involuntary Termination, would have vested on a pro-rated basis based on the number of days employed during the performance period, based on actual Company performance through the end of the performance period.

(15)
As of December 31, 2021, Mr. Walsh held unvested (i) time-vesting options to purchase 23,335 shares of stock with an exercise price of $111.65 which would have fully accelerated in connection with a change of control occurring on December 31, 2021 if the options had not been assumed, repurchased by the Company, or terminated and (ii) performance-vesting options to purchase 20,000 shares of stock with an exercise price of $111.65 which would have vested in full upon a change in control of the Company if, in connection with a change of Control of the Company, the options were not assumed, repurchased by the Company, or terminated.

(16)
Amount reflects 5,563 unvested time-vesting options which would fully accelerate upon an Involuntary Termination within two years following a change in control and 956 shares of stock which would fully vest upon an Involuntary Termination.

(17)	An “Involuntary Termination” means a termination by the Company without cause or by the NEO for good reason.
(18)	No equity value was attributable to options with an exercise price at or above the December 31, 2021 stock price of $95.27.
CEO PAY RATIO
To determine the ratio of our CEO’s annual total compensation to the median annual total compensation of all our employees excluding the CEO, we identified, as of December 31, 2021, the median employee using annual base salary. We sorted the data set from lowest to highest salary using salary amounts calculated as of December 31, 2021, noting that all salaries were annualized for employees who were new hires or worked a partial year and without excluding any employees from the data set. Due to the increase in the number of employees, we believe this measure reasonably reflects the typical annual compensation of our employee population and we consistently applied this measure for all employees.
We estimate that the median employee’s 2021 total compensation was $66,018. Mr. Cyr’s 2021 total compensation was $4,427,740 which was approximately 67 times that of the median of the annual total compensation of all our employees.
The annual total compensation of our CEO includes a multi-year grant, which will be realized over four years. Excluding portions of the multi-year grant that will be realized in subsequent years, Mr. Cyr's realized compensation for 2021 is $765,040, approximately 12:1 times that of the median of the annual total compensation of all of our employees.
DIRECTOR COMPENSATION
The full Board approved director compensation for 2021, based on the recommendation of the Compensation Committee with assistance from KF, and in accordance with the Company’s non-employee director compensation program. For 2021, each non-employee member of the Board who served for the entire year received an annual cash retainer of $60,000, paid quarterly. In 2021, each Board member was also granted an award of time-vesting RSUs under our 2014 Plan, which vest on the first anniversary of the grant date, subject to continued service, with an upfront grant date value of $120,013 (or $170,058 for the Chair of the Board). In addition, certain directors who served as Chairs of Board committees received additional cash payments for 2021 as follows: $10,000 for the Chair of the Company’s Audit Committee and $7,500 each for the Chairs of the Compensation Committee and the Nominating, Governance and Sustainability Committee. Certain directors who served on multiple committees also received additional cash payments for 2021 of $2,500.

EXECUTIVE COMPENSATION | 61
The following table shows compensation paid to each of our non-employee directors who served during 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Charles A. Norris(2)	60,000	170,058	230,058
J. David Basto	60,000	120,013	180,013
Olu Beck(7)	62,500	120,013	182,513
Daryl G. Brewster(3)	67,500	120,013	187,513
Lawrence S. Coben, Ph.D.	60,000	120,013	180,013
Walter N. George III(4)	67,500	120,013	187,513
Jacki S. Kelley(7)	62,500	120,013	182,513
Leta D. Priest	60,000	120,013	180,013
Craig D. Steeneck(5)	70,000	120,013	190,013
William B. Cyr(6)	—	—	—
(1)
Represents the aggregate grant date fair value of RSUs granted under our 2014 Plan without regard to forfeitures, computed in accordance with FASB ASC Topic 718 and is based on the valuation assumptions described in Note 10 to our consolidated financial statements included in our Annual Report. This amount does not reflect the actual economic value realized by the director. The stock awards reflected in the table comprise all outstanding equity awards held by our non-employee directors at the end of 2021.

(2)	Charles A. Norris serves as Chair of the Board.
(3)	Daryl G. Brewster serves as Chair of the Compensation Committee.
(4)	Walter N. George III serves as Chair of the Nominating, Governance and Sustainability Committee
(5)	Craig D. Steeneck serves as the Chair of the Audit Committee.
(6)	William B. Cyr is an NEO and does not receive separate compensation for serving on the Board.
(7)	During 2021, Olu Beck and Jacki S. Kelley served on two committees: the Nominating, Governance and Sustainability Committee and the Compensation Committee.

DELINQUENT SECTION 16(a) REPORTS | 62
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10 percent of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s common stock. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2021 all filing requirements applicable to the Reporting Persons were timely met except (i) each of our non-executive directors, Mr. Walsh, Mr. Macchiaverna and Mr. Garcia did not timely file Forms 4 in connection with grants of RSUs on March 12, 2021, (ii) Mr. Macchiaverna did not timely file Forms 4 in connection with a tax withholding of shares of common stock on April 1, 2021, and a sale of shares of common stock on June 8, 2021, (iii) Mr. Garcia did not timely file Forms 4 in connection with tax withholding of shares of common stock on March 30, 2021 and April 1, 2021, (iv) Mr. Weise did not timely file a Form 4 in connection with a sale of shares of common stock on September 2, 2021, and (v) Mr. Norris did not timely file a Form 4 in connection with a purchase of shares of common stock on November 29, 2021, in each case due to administrative oversight.

DELINQUENT SECTION 16(a) REPORTS | 63

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
& MANAGEMENT & RELATED STOCKHOLDER MATTERS | 65
EQUITY COMPENSATION PLAN INFORMATION
The Company administers three current equity compensation plans: our 2014 Plan, a 2016 inducement stock option grant to Mr. Cyr and a 2020 inducement stock option grant to Ms. Pomerantz. The Company also administers two legacy equity compensation plans: our 2010 Stock Option Plan (“2010 Plan”) and our 2006 Stock Incentive Plan (“2006 Plan”). The following table provides information as of December 31, 2021 regarding shares of our common stock that may be issued under the plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($) (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	2,495,647(2)	89.00	736,643
Equity Compensation Plans Not Approved by Security Holders	1,015,000(3)	10.98	—
Total	3,510,647		736,643
(1)	RSUs reflected in column (a) are not reflected in these weighted-average exercise prices.
(2)
Includes 2,332,900 options outstanding under our 2014 Plan with a weighted average exercise price of $89.06; 125,000 RSUs outstanding under our 2014 Plan; and 6,100 options outstanding under our 2010 Plan with a weighted average exercise price of $7.10.

(3)	Reflects a September 2016 inducement grant to our CEO, Mr. Cyr, and a January 2020 inducement grant to our CFO, Ms. Pomerantz, which grants are described below.
2014 OMNIBUS PLAN
Our 2014 Plan was adopted by the Board in connection with our initial public offering and approved by our stockholders in October 2014. Our 2014 Plan allows for awards of tax-qualified incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, other stock-based awards, and other cash-based awards to our directors, officers, employees, consultants, and advisors. Upon the adoption of our 2014 Plan, we discontinued our 2010 Plan, as described below.
INDUCEMENT GRANT TO MR. CYR
In September 2016, we granted our CEO, Mr. Cyr, an inducement grant of stock options in accordance with the Nasdaq Marketplace Rules. Mr. Cyr’s inducement grant consisted of 500,000 performance-vesting options and 500,000 time-vesting options, which have all vested.
INDUCEMENT GRANT TO MS. POMERANTZ
In January 2020, we granted our CFO, Ms. Pomerantz, an inducement grant of stock options in accordance with the Nasdaq Marketplace Rules. Ms. Pomerantz’s inducement grant consisted of 15,000 time-vesting options. See “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” above for an overview of the vesting terms of these options.
2010 STOCK OPTION PLAN
Our 2010 Plan was adopted by the Board and approved by our stockholders in December 2010. Our 2010 Plan allowed for the grant of tax-qualified incentive stock options and nonstatutory stock options to our employees, officers, directors, consultants, and advisors. We discontinued our 2010 Plan in March 2014 and no new awards have been granted under the plan since that time. Any award outstanding under our 2010 Plan at the time of its discontinuance will remain in effect until the award is exercised or has expired in accordance with its terms.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
& MANAGEMENT & RELATED STOCKHOLDER MATTERS | 66
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information about the beneficial ownership of our common stock, as of July 15, 2022, by:
•	each person known by us to beneficially own 5% or more of our outstanding common stock;
•	each of our directors, director nominees and named executive officers; and
•	all of our directors and executive officers as a group.
The numbers listed below are based on 47,820,427 shares of our common stock outstanding as of July 15, 2022. Unless otherwise indicated, the address of each individual listed in this table is c/o Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
& MANAGEMENT & RELATED STOCKHOLDER MATTERS | 67
NAME AND ADDRESS OF BENEFICIAL OWNER(1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF COMMON STOCK OUTSTANDING
PRINCIPAL STOCKHOLDERS:
The Vanguard Group, Inc.(2)	3,808,057	8.0%
BlackRock, Inc.(3)	2,368,199	5.0%
Wasatch Advisors, Inc.(4)	3,308,621	6.9%
Capital Research Global Investors(5)	3,164,445	6.6%
T. Rowe Price Associates, Inc.(6)	3,087,726	6.5%
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
William B. Cyr(7)	1,091,023	2.2%
Charles A. Norris(8)	595,756	1.2%
J. David Basto	33,034	*
Olu Beck	4,370	*
Daryl G. Brewster	52,648	*
Lawrence S. Coben, Ph.D.	49,625	*
Walter N. George, III	44,063	*
Jacki S. Kelley	6,453	*
Craig D. Steeneck	27,271	*
Leta D. Priest	7,527	*
Scott Morris	345,390	*
Heather Pomerantz	27,765	*
Cathal Walsh	73,776	*
Stephen L. Weise	80,052	*
EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (16 PERSONS)(9)	2,481,300	5.0%
*	Less than 1%
(1)
A “beneficial owner” of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares:

•	voting power, which includes the power to vote, or to direct the voting of, such security; and/or
•	investment power, which includes the power to dispose, or to direct the disposition of, such security.
Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his or her spouse (as applicable), with respect to all shares of stock listed as owned by that person. Shares issuable upon the exercise of options exercisable on July 15, 2022 or within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person’s beneficial ownership percentage but are not deemed outstanding for the purposes of computing the beneficial ownership percentage of any other person.
(2)
Represents shares of common stock beneficially owned as of December 31, 2021, based on a Schedule 13G/A filed on February 10, 2022, by The Vanguard Group, Inc. Based on information provided in such filing, The Vanguard Group, Inc. has sole voting power with respect to none of the reported shares, shared voting power with respect to 24,767 of the reported shares, sole dispositive power with respect to 3,745,170 of the reported shares and shared dispositive power with respect to 62,887 of the reported shares. The Vanguard Group, Inc., lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Represents shares of common stock beneficially owned as of June 30, 2022, based on a Schedule 13G filed on July 8, 2022, by BlackRock, Inc. Based on information provided in such filing, BlackRock, Inc. has sole voting power with respect to 2,279,378 of the reported shares, shared voting power with respect to none of the reported shares, and sole dispositive power with respect to all of the reported shares. BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055.

(4)
Represents shares of common stock beneficially owned as of December 31, 2021, based on a Schedule 13G/A filed on February 11, 2022, by Wasatch Advisors, Inc. In such filing, Wasatch Advisors, Inc., lists its address as 505 Wakara Way, Salt Lake City, UT 84108.

(5)
Represents shares of common stock beneficially owned as of December 31, 2021, based on a Schedule 13G filed on February 14, 2022, by Capital Research Global Investors. In such filing, Capital Research Global Investors lists its address as 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(6)
Represents shares of common stock beneficially owned as of December 31, 2021, based on a Schedule 13G filed on February 14, 2022, by T. Rowe Price Associates, Inc. Based on information provided in such filing, T. Rowe Price Associates, Inc. has sole voting power with respect to 1,930,802 of the reported shares, shared voting power with respect to none of the reported shares, and sole dispositive power with respect to all of the reported shares. T. Rowe Price Associates, Inc lists its address as 100 E. Pratt Street, Baltimore, MD 21202.

(7)
Includes 77,351 shares of common stock and 1,013,672 options to purchase common stock held by Mr. Cyr directly, 55,000 options to purchase shares of common stock held by his spouse, 107,500 options to purchase shares of common stock held by Irrevocable Spousal Trust for Linda W. Cyr, and 95,000 options to purchase shares of common stock held by Linda W. Cyr 2020 Irrevocable Trust for Descendant.

(8)
Includes 32,188 shares of common stock held by Mr. Norris directly, 503,568 shares of common stock held by Norris Trust Ltd 6/18/02, 30,000 shares of common stock held by the Charles Norris 2020 Annuity Trust and 30,000 shares held by the Margaret Norris 2020 Annuity Trust.

(9)	Excludes Mr. Weise, as he is no longer an executive officer of the Company.

CERTAIN RELATIONSHIPS & RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS & RELATED PARTY TRANSACTIONS | 69
PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS
There are no related person transactions that require reporting under SEC rules. Our Board of Directors has adopted a written related party transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy is administered by our Audit Committee. These policies provide that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

AUDIT COMMITTEE REPORT | 71
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our management is responsible for the preparation, presentation and integrity of our financial statements for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. KPMG LLP, our independent registered public accounting firm for 2021, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”), and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management our audited financial statements included in the annual report. In addition, the Audit Committee discussed with KPMG LLP those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, KPMG LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG LLP its independence from the Company.
Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for filing with the SEC.
The Audit Committee

Craig D. Steeneck (chair)

J. David Basto

Olu Beck

PROPOSALS | 73
OVERVIEW OF PROPOSALS
This Proxy Statement contains four proposals requiring stockholder action:
PROPOSAL NO. 1
requests the re-election of four directors, Mr. J. David Basto, Dr. Lawrence S. Coben, Mr. Walter N. George III and Mr. Craig D. Steeneck, to the Board;
PROPOSAL NO. 2
requests the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022;
PROPOSAL NO. 3
requests the approval of the Say-on-Pay Proposal, which is an advisory vote to approve of the compensation of the Company’s named executive officers; and
PROPOSAL NO. 4
requests the approval of the Special Meeting Proposal, which is an amendment to our Certificate of Incorporation to permit stockholders the right to request that the Company call a special meeting of stockholders under certain circumstances, as set forth herein.
Each proposal is discussed in more detail below.
PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Board has nominated Mr. J. David Basto, Dr. Lawrence S. Coben, Mr. Walter N. George III and Mr. Craig D. Steeneck to be elected to serve until the third succeeding annual meeting of stockholders after their re-election and until their respective successors are duly elected and qualified.
At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the four nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the re-election of the Board’s four nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.
The Board of Directors recommends that you vote “FOR” the re-election of directors
Mr. J. David Basto, Dr. Lawrence S. Coben, Mr. Walter N. George III and Mr. Craig D. Steeneck.

PROPOSALS | 74
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has re-appointed KPMG LLP as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2022. KPMG LLP has served as the Company’s independent registered public accounting firm since 2013.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.
Fees for Services Rendered by Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by our current independent registered public accounting firm for the fiscal years ended December 31, 2021 and 2020.
	2021	2020
Audit Fees(1)	$1,085,000	$1,028,500
Audit-Related Fees(2)	—	—
Tax Fees	—	—
All Other Fees(3)	$1,900	$1,897
Total	$1,086,900	$1,030,397
(1)
Audit Fees: These fees include fees related to the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements as well as services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees: Audit-related fees are for assurance and related services including, among others, due diligence services and consultation concerning financial accounting and reporting standards.
(3)	KPMG’s Accounting Research Online (“ARO”) Subscription.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor and to not engage the independent auditor to perform the non-audit services proscribed by law or regulation. The Audit Committee may adopt pre-approval policies and procedures detailed as to particular services and delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.
All services provided by KPMG LLP subsequent to the formation of the Audit Committee in November 2014 were pre-approved by the Audit Committee, including all services provided in 2021 and 2020.
The Board of Directors recommends that you vote “FOR” the ratification of the appointment of
KPMG LLP as the Company’s independent registered public accounting firm for 2022.
PROPOSAL NO. 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Schedule 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the SEC.
This proposal, commonly referred to as the “Say-on-Pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, objectives and program, as described in this Proxy Statement. Accordingly, we ask our

PROPOSALS | 75
stockholders to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act in the section entitled “Executive Compensation” of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure.
“RESOLVED, that the stockholders of Freshpet, Inc. (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
As an advisory vote, the result will not be binding on the Board or the Compensation Committee. The Say-on-Pay vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. The Board and the Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating the Company’s executive compensation program.
The Board of Directors recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers,as disclosed in this Proxy Statement.
PROPOSAL NO. 4: APPROVAL OF THE SPECIAL MEETING PROPOSAL
After careful consideration, the Board of Directors unanimously approved, and recommends that the Company’s stockholders approve, an amendment and restatement of Freshpet’s Certificate of Incorporation (the “Amendment”) that will permit one or more stockholders of the Company owning shares representing at least 25% in the aggregate of the voting power of all classes of shares entitled to vote at such meeting (the “Requisite Percentage”) to make a request that the Company call a special meeting of stockholders, as further described below and as set forth on Appendix A.
This description of the Amendment to implement the Special Meeting Proposal is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this proxy statement as Appendix A.
The Special Meeting Proposal
Under our current Certificate of Incorporation, Freshpet stockholders do not have a right to call a special meeting. This privilege is held exclusively by the Board, subject to any special rights of holders of any preferred stock and further subject to applicable law.
We are asking stockholders to adopt the Special Meeting Proposal in order to provide our stockholders owning the Requisite Percentage the right to make a written request to the Corporate Secretary of the Company to call a special meeting of stockholders (the “Special Meeting Request”). The Board has approved the Special Meeting Proposal and declared it to be advisable and in the best interests of the Company and its stockholders, and recommends that the stockholders adopt the Special Meeting Proposal.
If the Special Meeting Proposal is approved by the stockholders at this meeting, the Company’s current Certificate of Incorporation will be amended and restated as set forth in the Amendment. The Amendment provides that one or more stockholders owning the Requisite Percentage may submit a Special Meeting Request. The Special Meeting Request must, in addition to other matters, designate a date for such special meeting, which shall be not more than 90 days after the date that the Corporate Secretary receives the written request. In affixing the date and time of the requested special meeting, the Board of Directors may consider factors it deems relevant, and shall retain authority to determine not to call the requested special meeting under certain circumstances as set forth in the Amendment.
Background of Proposal
The Board believes that adoption of the Special Meeting Proposal and related Amendment is appropriate because the Company is committed to high standards of corporate governance and has already taken a number of steps to further achieve greater transparency and accountability to stockholders. In deciding to approve the Special Meeting Proposal and to recommend that the stockholders vote to adopt the Special Meeting Proposal, the Board considered the advantages and disadvantages of granting stockholders the right to request the Company call a special meeting.
The Board recognizes that providing stockholders with the ability to initiate a special meeting is viewed by some stockholders as an important corporate governance practice. The Board considered that such an Amendment would enhance the ability of our stockholders with significant economic interest in the Company to engage with the Company, enabling engaged stockholders to accelerate change without waiting for the next annual meeting or for the Board to call a special meeting of stockholders.

PROPOSALS | 76
While the Board continues to believe that these are important benefits, the Board also considered that special meetings of the stockholders can divert management time and attention from other corporate priorities, which can be potentially disruptive to business operations and to long-term stockholder interests, and can cause the Company to incur new legal, administration and distribution costs, which expenses could be substantial. However, the Board believes it is important for it to maintain stockholder confidence by demonstrating that it is responsive and accountable to stockholders and committed to strong corporate governance. After weighing the above factors, our Board of Directors believes that the Special Meeting Proposal strikes an appropriate balance between enhancing stockholder rights and adequately protecting stockholder interests.
The Board of Directors believes that the proposed 25% ownership threshold required to request a special meeting of stockholders strikes a reasonable balance between the various stakeholder considerations and will provide that special meetings remain extraordinary events. The Board of Directors believes that stockholder-requested special meetings should not be held in close proximity to annual meetings or when the matters to be addressed have been recently considered or are planned to be considered at another meeting. Accordingly, the Amendment provides that the Board shall have the authority to determine not to call a stockholder-requested meeting when it determines in good faith that the purpose of the stockholder-requested meeting (a) will be addressed at another stockholder meeting to be held within 90 days of the Special Meeting Request delivery date or (b) was previously addressed at a stockholders’ meeting held within 12 months prior to the Special Meeting Request delivery date, or when certain other customary exceptions apply. Our Board of Directors would continue to have the ability to call special meetings of our stockholders in instances when, in the exercise of their fiduciary duties, the Board of Directors determines it is appropriate.
Accordingly, following careful consideration of the matter, and due to its belief that granting stockholders a means by which to initiate a special meeting promotes stronger corporate governance, transparency and accountability to its stockholders, the Board has adopted resolutions to approve the Special Meeting Proposal, to declare the Special Meeting Proposal advisable and in the best interests of the Company and its stockholders, and to submit the Special Meeting Proposal to its stockholders for consideration.
Vote Required and Effectiveness
The affirmative vote of a majority of the voting power of all of the shares of our common stock outstanding as of the record date is required to adopt the Special Meeting Proposal. If our stockholders adopt the Special Meeting Proposal, the Board has authorized our officers to file the proposed Amendment as an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware (the “Restated Certificate”), and the Restated Certificate would become effective upon acceptance by the Delaware Secretary of State. We intend to make that filing as soon as practicable if the Special Meeting Proposal is adopted at the Annual Meeting. However, even if our stockholders adopt the Special Meeting Proposal, the Board may abandon the Declassification Proposal without further stockholder action prior to the effectiveness of the filing of the Restated Certificate with the Delaware Secretary of State and, if abandoned, the Restated Certificate will not become effective. If the Board abandons the Special Meeting Proposal, we will publicly disclose that fact and the reason for its determination.
Text of the Proposal
The proposed changes to the Certificate of Incorporation, with deletions indicated by strike-outs and additions indicated by double underlining, is contained in Appendix A to this Proxy Statement. If the Special Meeting Proposal is approved, the language in Appendix A will be incorporated into a full amendment and restatement of the Certificate of Incorporation, which as indicated above, the Board intends to file as soon as practicable if the Special Meeting Proposal is adopted at the Annual Meeting.
The description of the Special Meeting Proposal set forth above is qualified in its entirety by reference to the text attached as Appendix A to this Proxy Statement.
Overview of Related Changes to the Bylaws
If the Special Meeting Proposal is approved, the Board will adopt certain conforming amendments to the Company’s current Bylaws to implement corresponding procedures related to the Amendment.
The Board of Directors recommends that you vote “FOR” the Special Meeting Proposal.

PROPOSALS | 77

OTHER MATTERS | 79
HOUSEHOLDING
Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who share an address with another holder of our common stock are only being sent one set of proxy materials, unless such holders have provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials was delivered. If you wish to opt out of householding and receive a separate copy of these materials in the future or if you are receiving multiple copies and would like to receive a single copy, you may do so at any time prior to thirty (30) days before the mailing of the proxy materials (which typically will be in August of each year) by notifying us in writing at: Corporate Secretary, Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, NJ 07094, Attention: Corporate Secretary or by telephone at 201-520-4000.
OTHER MATTERS
The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
Dated: August [22], 2022
By Order of the Board of Directors,

Charles A. Norris

Chairman of the Board

APPENDIX A | A-1
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
~~FIFTH~~SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FRESHPET, INC.
(a Delaware corporation)
Freshpet, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:
1. The name of the Corporation is Freshpet, Inc. The date of filing of the Corporation’s original Certificate of Incorporation was November 12, 2004. The Corporation was originally incorporated under the name Professor Connor’s, Inc. The Corporation was renamed Freshpet, Inc. on January 29, 2014.
2. The ~~Fifth~~Sixth Amended and Restated Certificate of Incorporation attached hereto as Exhibit A, which restates and further amends the provisions of the existing Certificate of Incorporation of the Corporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware with the adoption of the Corporation’s stockholders having been given in accordance with Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this ~~Fifth~~Sixth Amended and Restated Certificate of Incorporation to be signed by Heather Pomerantz, its Chief Financial Officer, this ~~27~~[•]th day of ~~September 2021~~[•] 2022.
By:
~~/s/ Heather Pomerantz~~
Name: Heather Pomerantz
Title: Chief Financial Officer

APPENDIX A | A-2
EXHIBIT A
~~FIFTH~~SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FRESHPET, INC.
ARTICLE ONE
The name of this corporation is Freshpet, Inc. (the “Corporation”).
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE THREE
The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).
ARTICLE FOUR
Section 1. Authorized Shares. The total number of shares of all classes of capital stock that the Corporation has authority to issue is 300,000,000 shares, consisting of:
(a) 100,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”); and
(b) 200,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).
The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.
Section 2. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, to provide by resolution or resolutions from time to time for the issuance, out of the authorized but unissued shares of Preferred Stock, of all or any of the shares of Preferred Stock in one or more series, and to establish the number of shares to be included in each such series, and to fix the voting powers (full, limited or no voting powers), designations, powers, preferences, and relative, participating, optional or other rights, if any, and any qualifications, limitations or restrictions thereof, of such series, including, without limitation, that any such series may be (i) subject to redemption at such time or times and at such price or prices, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of capital stock, (iii) entitled to such rights upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation or (iv) convertible into, or exchangeable for, shares of any other class or classes or series of capital stock of the Corporation at such price or prices or at such rates and with such adjustments; all as may be stated in such resolution or resolutions, which resolution or resolutions shall be set forth on a certificate of designations filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law. Except as otherwise provided in this ~~Fifth~~Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), no vote of the holders of Preferred Stock or Common Stock shall be a prerequisite to the designation of any series of Preferred Stock or the issuance of any shares thereof authorized by and complying with the conditions of this Certificate of Incorporation. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote, without the separate vote of the holders of the Common Stock or Preferred Stock as a class. Unless otherwise provided in the certificate of designations in respect of any series of Preferred Stock, and subject to Section 1 of this ARTICLE FOUR, the Board of Directors is authorized to increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. Unless otherwise expressly provided in the certificate of designations in respect of any series of Preferred Stock, in case the number of shares of such series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

APPENDIX A | A-3
Section 3. Common Stock.
(a) Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation and subject to the rights of holders of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held of record by such holder on all matters submitted to a vote of the stockholders of the Corporation generally. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation in respect of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either as a separate series or together as a class with the holders of one or more such other series, to vote thereon pursuant to this Certificate of Incorporation.
(b) Dividends. Subject to the rights of the holders of any series of Preferred Stock, and to the other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
(c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and subject to the rights of the holders of shares of any series of Preferred Stock upon such dissolution, liquidation or winding up, the remaining net assets of the Corporation shall be distributed among holders of shares of Common Stock equally on a per share basis. A merger or consolidation of the Corporation with or into any other corporation or entity, or a sale, lease, exchange, conveyance, license, encumbrance or other disposition of all or any part of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section 3(c).
ARTICLE FIVE
The Corporation shall have perpetual existence.
ARTICLE SIX
Section 1. Board of Directors, Number. Unless otherwise provided by this Certificate of Incorporation or the Delaware General Corporation Law, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to any rights of the holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively by resolution adopted by the Board of Directors. The number of directors of the Board of Directors shall initially be established at 10 directors.
Section 2. Classification of Directors.
(a) Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, until the Corporation’s annual meeting of stockholders in 2025, the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders occurring after this Certificate of Incorporation originally became effective in accordance with the Delaware General Corporation Law (the “Effective Time”); the term of office of the initial Class II directors shall expire at the second annual meeting of stockholders occurring after the Effective Time; and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders occurring after the Effective Time. The initial Class I directors shall be Christopher B. Harned, Daryl G. Brewster and Robert King, the initial Class II directors shall be J. David Basto, Walter N. George, Craig Steeneck and Lawrence S. Coben and the initial Class III directors shall be Charles A. Norris, Jonathan S. Marlow and Richard Thompson. The address of each of the initial Class I, Class II, and Class III directors is c/o Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094, Attention: Corporate Secretary. Commencing with the first annual meeting of stockholders following the Effective Time and ending with (and including) the Corporation’s annual meeting of stockholders in 2022, each director elected to the class of directors whose term expires at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until his or her successor shall have been duly elected and qualified, or until his or her earlier

APPENDIX A | A-4
death, resignation, removal, disqualification or retirement. Directors elected to the respective classes of directors whose terms expire at the Corporation’s annual meeting of stockholders in each of 2023 and 2024 shall be elected to hold office until the Corporation’s annual meeting of stockholders in 2025 and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal, disqualification or retirement. If the number of directors divided into classes as set forth herein is hereafter changed, any newly created directorship(s), or any decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as practicable. The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective classes at the Effective Time.
(b) Commencing with the annual meeting of stockholders held in 2025, subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, all of the directors of the Corporation shall be elected at the annual meeting of stockholders, with each director so elected to hold office until the Corporation’s annual meeting of stockholders in the following year and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal, disqualification or retirement.
(c) Elections of directors need not be by written ballot unless the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) shall so provide.
Section 3. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected and qualified, or his or her earlier death, resignation, removal, disqualification or retirement.
Section 4. Removal of Directors.
(a) Prior to the Corporation’s annual meeting of stockholders in 2025, subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office at any time but only with cause, at a meeting called for that purpose, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
(b) From and after the Corporation’s annual meeting of stockholders in 2025, subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office at any time, with or without cause, at a meeting called for that purpose, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Section 5. Rights of Holders of Preferred Stock. Notwithstanding the provisions of this ARTICLE SIX, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such series of Preferred Stock as set forth in the certificate of designations or certificates of designations governing such series.
ARTICLE SEVEN
To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE SEVEN shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring at or prior to the time of such repeal or modification.
ARTICLE EIGHT
Section 1. No Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

APPENDIX A | A-5
Section 2. Annual Meetings of Stockholders. Except as otherwise expressly provided by law, the annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined exclusively by resolution of the Board of Directors in its sole and absolute discretion. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders at any meeting of stockholders shall be given in the manner provided in the Bylaws.
Section 3. Special Meetings of Stockholders.
(a) Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation shall be called exclusively (i) by or at the direction of the Board of Directors pursuant to a written resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies~~, and shall not be called by stockholders~~ or (ii), subject to clause (b) of this Section 3, by the Secretary upon the written request of one more or stockholders of record (the “Special Meeting Request”) with, as of the date of the request, at least twenty-five percent (25%), in the aggregate, of the voting power of all classes of shares entitled to vote at such meeting (the “Requisite Percentage”). The Special Meeting Request shall designate a date for such special meeting not more than 90 days after the date that the Secretary received the Special Meeting Request (the “Request Delivery Date”). In fixing a date and time for any special meeting requested by stockholders, the Board of Directors may consider such factors as it deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting, and any plan of the Board of Directors to call an annual meeting or special meeting.
(b) Stockholder Request for Special Meeting.
1. Any ~~business~~ Special Meeting Request shall be signed by one or more stockholders, or their duly authorized agent, that request the special meeting and shall set forth: (A) a statement of the specific purpose of the meeting and the matters proposed to be acted on at the meeting and the reasons for conducting such business at the meeting; (B) the name and address of each signing stockholder and date of signature; (C) the number of shares of each class of voting shares owned of record and beneficially by each such stockholder; (D) a description of all arrangements or understandings between any signing stockholder and any other person regarding the meeting and the matters proposed to be acted on at the meeting; (E) all information relating to each signing stockholder that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not the subject of the Special Meeting Request) or would otherwise be required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), whether or not Section 14 of the Exchange Act is then applicable to the Corporation; and (F) all of the information regarding the stockholders making the Special Meeting Request that would be required by Article II, Section 11 of the Bylaws if the stockholder were intending to make a nomination or to bring any other matter before a stockholder meeting. A stockholder may revoke its request for a special meeting at any time by written revocation delivered to the Secretary of the Corporation.
2. The Board of Directors shall have the authority to determine not to call a special meeting requested by stockholders if (A) the Board of Directors has called or calls an annual or special meeting of stockholders to be held not more than 90 days after the Request Delivery Date and the purpose of such stockholder meeting includes (among any other matters properly brought before the meeting) the purpose specified in the Special Meeting Request; (B) within 12 months prior to the Request Delivery Date, an annual or special meeting was held that considered the purpose specified in the Special Meeting Request, except for the election of one or more directors; (C) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; or (D) such request was made in violation of Regulation 14A under the Exchange Act, to the extent applicable, or other applicable law. The Board of Directors is authorized to determine in good faith the purpose of a stockholder meeting.
(c) Conduct of Special Meeting. Business transacted at ~~any~~ a special meeting ~~of~~ requested by stockholders shall be limited to ~~matters relating to~~ the purpose ~~or purposes~~ stated in the ~~notice of~~ Special Meeting Request; provided, however, that the Board of Directors shall be able to submit additional matters to stockholders at any such special meeting.

APPENDIX A | A-6
ARTICLE NINE
Section 1. Certificate of Incorporation. The Corporation reserves the right at any time from time to time to alter, amend, repeal or change any provision contained in this Certificate of Incorporation, and to adopt any other provision authorized by the Delaware General Corporation Law, in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.
Section 2. Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws. Any adoption, alteration, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Board of Directors then in office, provided a quorum is otherwise present.
ARTICLE TEN
The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.
ARTICLE ELEVEN
Section 1. Scope. The provisions of this ARTICLE ELEVEN are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation with respect to certain classes or categories of business opportunities. “Exempted Persons” means MidOcean Partners III, L.P., MidOcean Partners III-A, L.P., MidOcean Partners III-D, L.P., Broad Sky Partners LLC and any other investment fund affiliated therewith and their respective successors and Affiliates (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers and employees, including any of the foregoing who serve as officers or directors of the Corporation. “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person; the term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing. “Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.
Section 2. Competition and Allocation of Corporate Opportunities. To the fullest extent permitted by law, the Exempted Persons shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.
Section 3. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this ARTICLE ELEVEN, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially or legally able or contractually permitted to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to the Corporation or that is one in which the Corporation has no interest or reasonable expectancy.
Section 4. Amendment of this Article. To the fullest extent permitted by law, no amendment or repeal of this ARTICLE ELEVEN shall apply to or have any effect on the duties or on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person shall have become aware prior to such amendment or repeal. This ARTICLE ELEVEN shall not limit or eliminate any protections or defenses otherwise available to, or any rights to exculpation from liability, indemnification or advancement of expenses of, any director or officer of the Corporation under this Certificate of Incorporation, the Bylaws, any agreement between the Corporation and such officer or director, or any applicable law.

APPENDIX A | A-7
Section 5. Deemed Notice. Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE ELEVEN.
ARTICLE TWELVE
Section 1. Forum. Unless this Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including, without limitation, shares of Common Stock) shall be deemed to have notice of and to have consented to the provisions of this ARTICLE TWELVE.
Section 2. Personal Jurisdiction. If any action the subject matter of which is within the scope of Section 1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FRPT2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D89457-P77250 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRESHPET, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. J. David Basto	☐	☐	☐
1b. Lawrence S. Coben, Ph.D.	☐	☐	☐
1c. Walter N. George III	☐	☐	☐
1d. Craig D. Steeneck	☐	☐	☐

NOTE: In their discretion, the proxies are authorized, in accordance with their best judgment, to vote upon such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K and Form 10K/A Amendment #1 are available at www.proxyvote.com

D89458-P77250

FRESHPET, INC.
Annual Meeting of Stockholders
October 3, 2022 8:00 AM, CT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Heather Pomerantz and Stephen Macchiaverna, or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FRESHPET, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Central Time, on October 3, 2022 at 4800 Sterilite Drive, Ennis, TX 75119, as well as virtually via webcast at www.virtualshareholdermeeting.com/FRPT2022, and any adjournment or postponement thereof. Stockholders attending the meeting virtually via webcast will be able to listen to the meeting live, submit questions and vote online.

In their discretion, the proxies are authorized, in accordance with their best judgment, to vote upon such other business as may come before the Annual Meeting or any adjournments thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side